UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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WYNN RESORTS, LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WYNN RESORTS, LIMITED

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On: Tuesday, May 6, 2008

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Wynn Resorts, Limited, a Nevada corporation (the “Company”), will be held in the Spamalot Theater at Wynn Las Vegas, 3131 Las Vegas Boulevard South, Las Vegas, Nevada, on May 6, 2008, at 11 a.m. (local time), for the following purposes (which are more fully described in the Proxy Statement, which is attached and made a part of this Notice):

1.	To elect three directors, each to serve until the 2011 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal;

2.	To approve the material terms of the performance goals in the Wynn Resorts, Limited 2002 Stock Incentive Plan under Section 162(m) of the Internal Revenue Code;

3.	To ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent auditors for the Company and all of its subsidiaries; and

4.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on March 14, 2008, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for inspection ten days prior to the Annual Meeting at the Company’s executive offices, located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. On March 27, 2008, we will mail to our stockholders a notice containing instructions on how to access our 2008 proxy statement and annual report and vote online. The notice also contains instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card, should you wish.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the record date will be admitted to the Annual Meeting upon presentation of identification. Stockholders who own shares of the Company’s common stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Any other persons will be admitted at the discretion of the Company, as seating is limited.

Whether or not you plan to attend the Annual Meeting, you are encouraged to read the Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions in the notice we will mail to our stockholders on March 27, 2008. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting and, by voting in person, change or revoke your previously delivered proxy in writing. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors

Kim Sinatra

Secretary

Las Vegas, Nevada

March 24, 2008

WYNN RESORTS, LIMITED

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

PROXY STATEMENT

General Information

This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Wynn Resorts, Limited (“Wynn Resorts,” “we” or the “Company”), for use at the Company’s Annual Meeting of Stockholders on May 6, 2008 (the “Annual Meeting”) to be held in the Spamalot Theater at Wynn Las Vegas, 3131 Las Vegas Boulevard South Las Vegas, Nevada, at 11 a.m. (local time) and at any adjournment of that meeting. Matters to be considered and acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement and are more fully outlined herein. Under rules recently adopted by the US Securities and Exchange Commission, we are furnishing proxy materials to our stockholders via the internet, instead of mailing printed copies of those materials to each stockholder. On March 27, 2008, we will mail to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs you as to how you may access your proxy card to vote through the internet or telephonically. This new electronic access process is designed to expedite stockholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. However, if you would prefer to receive a printed copy of our proxy materials, and a paper proxy card, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

The Board of Directors believes that the election of the director nominees named herein, approval of the material terms of the performance goals in the Wynn Resorts Limited 2002 Incentive Plan and ratification of Ernst & Young LLP are in the best interests of the Company and its stockholders and recommends a vote FOR each of these matters.

Revocability of Proxies

Any stockholder giving a proxy may revoke it at any time prior to its exercise at the Annual Meeting by filing or sending a writing or other transmission revoking it, or by executing and delivering another proxy bearing a later date, to the Secretary of the Company at the Company’s Executive Offices located at 3131 Las Vegas Boulevard South, Las Vegas Nevada 89109, or to the inspector of elections of the Company appointed to count the votes of stockholders. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you must contact that person if you wish to revoke previously given voting instructions. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Voting and Solicitation

Shares represented by duly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders. If no specification is made, shares represented by duly executed and unrevoked proxies will be voted FOR the election as directors of the nominees listed herein, FOR approval of the material terms of the performance goals in the Wynn Resorts, Limited 2002 Stock Incentive Plan FOR ratification of Ernst & Young LLP as the Company’s independent auditors, and, with respect to any other matter that may properly come before the Annual Meeting, in the discretion of the persons voting the respective proxies.

The cost of preparing, assembling and mailing proxy materials will be borne by the Company. Directors, executive officers and other employees may also solicit proxies but will not receive any special compensation.

Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

At the close of business on March 14, 2008, the record date for determining stockholders entitled to vote at the Annual Meeting, 112,229,141 shares of the Company’s common stock, $.01 par value, were outstanding. Each stockholder is entitled to one vote for each share of common stock held of record on that date on all matters presented at the Annual Meeting. A plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of the director nominees. Under Nevada law, shares as to which a stockholder withholds voting in the election of directors and broker non-votes will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast. However, those shares will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the Annual Meeting, the item will be approved if the number of votes cast in favor of the item by the stockholders entitled to vote exceeds the number of votes cast in opposition to the item. Abstentions and broker non-votes will not be counted as voting on an item and therefore will not affect the outcome of these proposals, although they are counted for purposes of determining whether there is a quorum.

The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Articles and Fourth Amended and Restated Bylaws, as amended (the “Bylaws”), require that the number of directors on the Board of Directors be not less than one nor more than thirteen. Presently, the Board of Directors is set at ten directors and is divided into three classes. Class I includes Linda Chen, Elaine P. Wynn and John A. Moran, whose terms expire in 2009. Class II consists of Stephen A. Wynn, Alvin V. Shoemaker, D. Boone Wayson and Ray R. Irani, whose terms expire in 2010. Class III consists of Kazuo Okada, Robert J. Miller and Allan Zeman, whose terms expire in 2008. Ronald J. Kramer served as a Class I director from 2002 until March 17, 2008. Upon Mr. Kramer’s resignation, the size of the Board was reduced to ten directors. At each annual meeting, the terms of one class of directors expire. Each director nominee is elected to the Board of Directors for a term of three years.

At the Annual Meeting, three Class III directors are to be elected, each to serve until the 2011 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. Stock represented by the accompanying Proxy will be voted FOR the election of the three nominees listed below unless a stockholder elects to withhold voting authority for a nominee. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve or for good cause will not serve. At present, it is not anticipated that any nominee will be unable to serve or for good cause will not serve.

The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the Annual Meeting are set forth below.

Kazuo Okada.    Mr. Okada has served as Vice Chairman of the Board since October 2002. In 1969, Mr. Okada founded Universal Co. Ltd., which became Aruze Corp. in 1998. Aruze Corp is a Japanese manufacturer of gaming machines, as well as pachislot and pachinko machines, amusement machines, and video games. Aruze Corp. has been issued a manufacturer license by the Nevada Gaming Commission. The Nevada Gaming Commission has also approved Aruze Corp.’s suitability as the 100% stockholder for its two subsidiaries, Aruze Gaming America, Inc., and Aruze USA, Inc. Aruze Gaming America holds manufacture, distributor, and operator licenses from the Nevada Gaming Commission, while Aruze USA has been found suitable by the Nevada Gaming Commission as a major stockholder of the Company. Since 1998, Mr. Okada has served as Director and Chairman of the Board of Aruze Corp., since 1999, he has also served as Chairman of the Board and Treasurer of Aruze USA, and, since July 2007, has served as Director and Chairman of the Board of Aruze Gaming America, Inc.

Robert J. Miller.    Mr. Miller has served as a director since October 2002. Since July 2005, he has been principal of Dutko Worldwide, a multidisciplinary governmental affairs, strategy and management firm. From January 1999 until he joined Dutko Worldwide, Mr. Miller was a partner of the Nevada law firm of Jones Vargas. He was also a partner in Miller & Behar Strategies, a partnership designed to assist American businesses in Bulgaria, from January 2003 to August 2007, and has been a partner in Nevada Rose LLC, parent to a group of companies engaged in the business of importing and selling rose nectar and related products, since November 2004. From January 1989 until January 1999, Mr. Miller served as Governor of the State of Nevada, and, from 1987 to 1989, he served as Lieutenant Governor of the State of Nevada. Mr. Miller also serves as a director of Zenith National Insurance Corp., Newmont Mining Corporation and International Game Technology.

Allan Zeman.    Mr. Zeman has served as a director since October 2002. Mr. Zeman has been chairman of Lan Kwai Fong Holdings Limited, a company engaged in property investment and development since July 1996. Mr. Zeman is also chairman of Ocean Park, a major theme park in Hong Kong. In 2001, he was appointed a Justice of the Peace in Hong Kong and, in 2004, he was awarded the Gold Bauhinia Star by the Chief Executive of Hong Kong.

The election of directors will be decided by the affirmative vote of a plurality of all the votes cast at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

APPROVAL OF THE MATERIAL TERMS OF THE

PERFORMANCE GOALS IN THE WYNN RESORTS, LIMITED 2002 STOCK INCENTIVE PLAN PURSUANT TO INTERNAL REVENUE CODE SECTION 162(m)

The Wynn Resorts, Limited 2002 Stock Incentive Plan (the “2002 Plan”) provides for the grant of stock awards, incentive stock options and non-qualified stock options to employees, directors and specified consultants. The Board of Directors adopted the 2002 Plan on September 10, 2002, prior to the Company’s initial public offering. In order to allow for stock options (including net-settled stock options that operate as stock appreciation right grants) under the 2002 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), the Company is asking stockholders to approve the material terms of the performance goals under the 2002 Plan. Stockholders are not being asked to approve any amendment to the 2002 Plan or to approve the 2002 Plan itself.

The Board believes that it is in the best interests of the Company and its stockholders to enable the Company to implement compensation arrangements that qualify as fully tax deductible performance-based compensation in the 2002 Plan. The Board is therefore asking stockholders to approve, for Section 162(m) purposes, the material terms of the performance goals set forth herein. In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m) the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal is based and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the 2002 Plan is discussed below, and stockholder approval of this Proposal will be deemed to constitute approval of each of these aspects of the 2002 Plan for purposes of the approval requirements of Section 162(m) of the Code.

Stockholder approval of the 2002 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2002 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the 2002 Plan’s performance goals for stockholder approval should not be viewed as a guarantee that the Company can deduct all compensation under the 2002 Plan. Nothing in this proposal precludes the Company or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Eligibility and Participation

Stock awards and non-qualified stock options may be granted under the 2002 Plan to those employees, directors and consultants of the Company and its subsidiaries as the plan administrator from time to time selects. Incentive stock options may only be granted under the 2002 Plan to employees; provided, however, that employees of a subsidiary that is a limited liability company may not receive grants of incentive stock options unless the limited liability company is wholly-owned by the Company or by a subsidiary that is a corporation. All employees of the Company, its directors and consultants are eligible to participate under the 2002 Plan, however, only employees may be granted incentive stock options.

Performance Goals

Under Section 162(m), compensation attributable to a stock option or a stock appreciation right is deemed to be performance-based compensation when the option or stock appreciation right is granted with an exercise price equal to or greater than the fair market value of the Company’s common stock as of the date of grant as the amount of compensation the employee could receive is based solely on an increase in the value of the common stock after the date of the grant or award.

Maximum Grants under the 2002 Plan

The plan administrator has the authority, in its sole discretion, to determine the terms and conditions, not inconsistent with the terms of the 2002 Plan, of any grant of options (which may be incentive stock options or non-qualified stock options) and stock awards, which are awards of common stock the grant, issuance or vesting of which may be subject to conditions or restrictions established by the plan administrator. Awards may be granted singly or in combination. The maximum aggregate number of shares of common stock that may be issued under the 2002 Plan is 9,750,000 shares. No individual may receive grants of options covering in the aggregate more than 1,500,000 shares of common stock under the 2002 Plan in any one fiscal year of the Company. The foregoing share limitations, as with all references in the 2002 Plan to amounts denominated in shares, will be proportionately adjusted by the plan administrator in the event that the outstanding shares of the Company’s common stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or a successor entity, or for other property, due to a reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off or similar transaction.

Stockholders are not being asked to approve any changes to the 2002 Plan. The complete text of the 2002 Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.

Description of the Principal Features of the 2002 Plan

This following is a description of the principal features of the 2002 Plan and is qualified in its entirety by reference to Exhibit A.

The 2002 Plan provides for the grant of stock awards, incentive stock options and non-qualified stock options to our employees, directors and specified consultants.

The 2002 Plan is administered by the Compensation Committee. The plan administrator has broad authority to designate recipients of awards and determine the terms and provisions of awards, including the price, expiration date, vesting schedule and terms of exercise.

Information regarding the number of awards held by each of our directors and named executive officers that were granted under the 2002 Plan is set forth on page 21 and 28, respectively of this proxy statement, and all directors and executives as a group hold options covering 947,500 shares and unvested stock awards covering 307,500 shares. On March 20, 2008, the average of the high and low sale prices of the common stock was $99.15 per share, as reported by the NASDAQ National Market.

Subject to the terms of the 2002 Plan, the plan administrator is authorized to make awards of restricted stock and other awards of common stock or denominated in units of common stock, in each case on such terms and conditions and subject to such restrictions, if any as the plan administrator shall determine. The plan administrator may in its discretion waive the restricted period and any other terms, conditions or restrictions on any such award.

Subject to the terms of the 2002 Plan, the plan administrator is authorized to make awards of stock options (both incentive stock options and nonqualified stock options) on such terms and conditions as the plan administrator shall determine. The exercise price of incentive stock options must be at least 100% of the fair market value of the common stock on the date of grant. Incentive stock options granted to employees who, at the time the incentive stock option is granted, own stock representing more than 10% of the voting power of all classes of capital stock of the Company or any parent or subsidiary of the Company must have an exercise price that is at least 110% of fair market value of the common stock on the grant date. The incentive options will expire no later than ten years from the date of grant, or five years with respect to incentive stock options granted to optionees who own more than 10% of all classes of capital stock of the Company or any parent or subsidiary of the Company. The exercise price of non-qualified stock options and the purchase price of stock awards will be determined by the administrator but, for awards intended to qualify as performance-based compensation under Section 162(m), will be at least 100% of the fair market value of the common stock on the date of grant. The 2002 Plan generally will not allow for the transfer of options. However, the administrator may provide that non-qualified stock options may be transferred (a) pursuant to a qualified domestic relations order or (b) to a family member.

After the termination of the employment or services of an optionee for reasons other than for cause, death or disability, unless the plan administrator provides otherwise, exercisable options generally will remain exercisable until the earlier of their expiration as set forth in the option agreement or 90 days after the date of termination of employment. If termination is due to death or disability, exercisable options generally will remain exercisable until the earlier of the expiration date stated in the option agreement or 12 months after the date of death or termination of employment due to disability, unless the plan administrator provides otherwise. If termination is for cause, all options, including vested and exercisable ones, will be immediately terminated and cancelled.

Upon the occurrence of a merger, reorganization or sale of substantially all of the assets of the Company, the plan administrator has the discretion to do one or more of the following:

•	shorten the exercise period of the options;

•	accelerate the vesting schedule of options or stock awards;

•	arrange to have the surviving or successor entity assume or replace options or stock awards or grant replacement options; or

•

cancel options or stock awards and pay to the holder in cash, with respect to each exercisable option, an amount equal to the excess of the then fair market value of the common stock over the exercise price of the option and, with respect to each vested stock award, the then fair market value of the stock subject to the award.

The plan administrator will determine the acceptable form of consideration for exercising an option, which may consist partially or entirely of cash, shares of the Company’s common stock, a properly executed exercise notice and other necessary documentation, and any other consideration and method of payment to the extent permitted by the applicable law.

The Company’s Board has the authority to amend, alter, suspend or terminate the 2002 Plan provided that its doing so does not impair the rights of any optionee, and provided further that stockholder approval is obtained for any amendment that increases the number of shares for which awards may be granted under the 2002 Plan, or to the extent necessary to comply with any applicable law or NASDAQ requirement.

The 2002 Plan expires 10 years from the date it was originally approved by the Board, unless terminated earlier in accordance with the terms of the 2002 Plan.

Federal Income Tax Consequences

The material U.S. federal income tax consequences to the Company and to any person granted a stock award or an option under the 2002 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and it is based on present law and regulations as in effect as of the date hereof.

Non-qualified Stock Options (“NSOs”).    No income will be recognized by an optionee upon the grant of an NSO. Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value at the time of exercise of the shares acquired over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares’ holding period will begin on the day after the exercise date.

If the optionee uses already-owned shares to pay the exercise price of an NSO in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee’s tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

Incentive Stock Options (“ISOs”).    No income will be recognized by an optionee upon the grant of an ISO. The rules for the tax treatment of an NSO also apply to an ISO that is exercised more than three months after the optionee’s termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the 2002 Plan).

Upon the exercise of an ISO during employment or within three months after the optionee’s termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms’ length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (a) the amount realized by the optionee upon the disposition of the shares and (b) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

Company Deduction.    In all the foregoing cases, the Company will be generally entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code. As discussed above, certain performance-based compensation is not subject to the Section 162(m) limitation on deductibility. Stock options and restricted stock awards can qualify for this performance-based exception if they meet the requirements set forth in Section 162(m) and Treasury Regulations promulgated thereunder. Subject to approval of this proposal by stockholders, the 2002 Plan has been drafted to allow, but not require, compliance with those performance-based criteria for stock options, but not for stock awards.

This proposal will be approved if the number of votes cast in favor of the proposal by the stockholders entitled to vote exceeds the number of votes cast in opposition to the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE WYNN RESORTS, LIMITED STOCK INCENTIVE PLAN PURSUANT TO SECTION 162(m) OF THE CODE.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, a registered public accounting firm, as our independent public accountants to examine and report to our stockholders on the consolidated financial statements of our Company and its subsidiaries for the year 2008. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Ernst & Young LLP as the Company’s independent public accountants, although this is not required under Nevada law or under the Company’s Articles of Incorporation or By-Laws. If the stockholders do not ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2008, the Audit Committee will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent auditors for the current year or whether to wait until the completion of the audit for the current year before changing independent auditors. Even if the stockholders ratify the selection of Ernst & Young LLP, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders

On May 15, 2006, the Audit Committee dismissed Deloitte & Touche LLP (“D&T”) as the independent public accountants for the Company and its subsidiaries. On May 18, 2006, the Audit Committee engaged Ernst & Young LLP (“EY”) as the Company’s independent public accountants. The decision to engage EY was made by the Audit Committee in light of the Company’s impending commencement of operations in Macau, SAR, People’s Republic of China, and the relative strength of EY’s commitment to its Asia-based gaming practice.

The reports of D&T on the consolidated financial statements of Wynn Resorts, Limited and Wynn Las Vegas, LLC for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles; however, each of D&T’s reports, dated March 15, 2006, on the consolidated financial statements of Wynn Resorts, Limited and Wynn Las Vegas, LLC expressed an unqualified opinion and included an explanatory paragraph relating to the restatement of the 2004 and 2003 consolidated financial statements to eliminate the application of hedge accounting. The reports of D&T on management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting for Wynn Resorts, Limited as of December 31, 2005 contained no adverse opinion or disclaimer of opinion except as explained below.

During the Company’s fiscal years ended December 31, 2004 and 2005, and through May 15, 2006, the Company did not have any disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreements in connection with its report, except as follows: (i) In connection with D&T’s audit of the Company’s annual consolidated financial statements for the year ended December 31, 2005, D&T advised the Company that it believed that the application of hedge accounting, as defined in Statement of Financial Accounting Standards No. 133, “Accounting for Derivatives and Hedging Activities” (“SFAS 133”) to the Company’s interest rate swap arrangements entered into between May 2003 and October 2005, was not appropriate; a determination with which the Company did not initially agree. In response, the Company re-evaluated the hedge documentation relating to its interest rate swaps entered into during 2003, 2004 and 2005 and concluded that it needed to eliminate hedge accounting. As a result of this conclusion, both Wynn Resorts, Limited and Wynn Las Vegas, LLC restated their 2003 and 2004 audited financial statements. The Audit Committee did discuss the issue with D&T. The company has authorized D&T to respond fully to the inquiries of EY concerning the subject matter of this disagreement; and (ii) In connection with D&T’s audit of the Company’s annual consolidated financial statements for the year ended December 31, 2005, D&T advised the Company that it believed that using an amortizable life for certain specifically identified show production costs based upon their contractual cost recovery as opposed to the estimated life of the show was not appropriate, with which the Company did not initially agree. However, after discussion with D&T, the Company concluded that the show costs should be amortized over the estimated life of the show. The Audit Committee did discuss the issue with D&T. The Company has authorized D&T to respond fully to the inquiries of EY concerning the subject matter of this disagreement.

During the Company’s fiscal years ended December 31, 2004 and 2005 and through May 15, 2006, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”), except that, D&T’s report, dated March 15, 2006, on Wynn Resorts Limited’s internal controls over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness in Wynn Resorts Limited’s controls over the formal designation, documentation and the continual evaluation and assessment of its derivative instruments which were not adequately designed to determine that derivative instruments were properly accounted for in accordance with Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities. The Audit Committee discussed the subject matter of this material weakness with D&T. Wynn Resorts Limited has authorized D&T to respond fully to the inquiries of EY concerning the subject matter of this material weakness.

The following table shows the fees paid or accrued by the Company for audit and other services provided by Ernst & Young LLP, and Deloitte & Touche LLP, the Company’s independent auditors, during each of the fiscal years ended December 31, 2007 and December 31, 2006:

	Aggregate Fees
Category	2007	2006
Audit fees	$1,080,650	$1,041,295
Audit-related fees	18,000	18,000
Tax fees	46,759	91,995
All other fees	—	—

“Audit fees” includes the aggregate fees billed for professional services rendered for the reviews of our consolidated financial statements for the quarterly periods ended March 31, June 30, and September 30, for the audit of our consolidated financial statements and the consolidated financial statements of certain of our subsidiaries for the years ended December 31, 2007 and 2006, and the audit of our internal controls over financial reporting as of December 31, 2007 and 2006. “Audit fees” also includes amounts billed for services provided in connection with securities offerings during 2007 and 2006. “Audit related fees” is the aggregate fees billed for audits of the Company’s defined contribution employee benefit plan. “Tax fees” for 2007 and 2006 include fees for tax preparation and compliance, international tax research, planning for the Company’s foreign subsidiaries, domestic tax planning and other research.

All of our independent auditor’s fees were pre-approved by the Audit Committee in 2007. The Audit Committee pre-approves services either by: (1) approving a request from management describing a specific project at a specific fee or rate or (2) by pre-approving certain types of services that would comprise the fees within each of the above categories at usual and customary rates.

This proposal will be approved if the number of votes cast in favor of the proposal by stockholders entitled to vote exceeds the number of votes cast in opposition to the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2008.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the proxies on such matters as they determine appropriate in their discretion.

REPORT OF THE AUDIT COMMITTEE

Our role is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Company’s management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for auditing and providing an attestation report on the effectiveness of our internal control over financial reporting.

We have reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2007. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”). We have received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB, and have discussed with the independent auditors their firm’s independence. Based on the review and discussion referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Audit Committee

    Alvin V. Shoemaker, Chairman

    John A. Moran

    D. Boone Wayson

    Allan Zeman

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the directors, executive officers and certain key management personnel of the Company and certain of its subsidiaries as of March 31, 2008. All directors hold their positions until their terms expire and until their respective successors are elected and qualified. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, subject to applicable employment agreements.

Name	Age	Position
Stephen A. Wynn	66	Chairman of the Board and Chief Executive Officer
Kazuo Okada	65	Vice Chairman of the Board
Ronald J. Kramer	49	President (until March 31, 2008)
Linda Chen	41	President, Wynn International Marketing, Ltd. and Director
Robert J. Miller	63	Director
John A. Moran	76	Director
Alvin V. Shoemaker	69	Director
Ray R. Irani	73	Director
D. Boone Wayson	55	Director
Elaine P. Wynn	65	Director
Allan Zeman	59	Director
Marc D. Schorr	60	Chief Operating Officer
John Strzemp	56	Executive Vice President-Chief Administrative Officer
Ian M. Coughlan	47	President, Wynn Macau
Matt Maddox	32	Chief Financial Officer and Treasurer
Andrew Pascal	42	President, Wynn Las Vegas, LLC
Scott Peterson	41	Vice President and Chief Financial Officer, Wynn Resorts (Macau), S.A.
Kim Sinatra	47	Senior Vice President-General Counsel and Secretary
David R. Sisk	46	Executive Vice President and Chief Financial Officer, Wynn Las Vegas, LLC

Set forth below is certain information regarding the Class I and Class II directors whose terms do not expire this year, and the non-director executive officers and certain key management personnel of the Company.

Directors Continuing in Office

Class I Directors (Terms expire at the 2009 Annual Meeting of Stockholders)

Linda Chen.    Ms. Chen was elected to the Board in October 2007. Ms. Chen serves as the President of Wynn International Marketing Ltd., a wholly owned indirect subsidiary of the Company, a position she has held since January 2005. Ms. Chen is responsible for managing the Company’s global marketing efforts. In addition, Ms. Chen is Chief Operating Officer of Wynn Resorts (Macau), S.A., a position she has held since June 2002. From May 1997 through May 2002, Ms. Chen was Executive Vice President—International Marketing at MGM MIRAGE, a gaming company.

John A. Moran.    Mr. Moran has served as a director since October 2002. Mr. Moran is the retired Chairman of The Dyson-Kissner-Moran Corporation, a private investment entity. Mr. Moran is the honorary Co-Chairman of the Republican Leadership Council of Washington, D.C. He served as Chairman of the Republican National Finance Committee from 1993 to 1995 and was the National Finance Chairman of the Dole for President campaign.

Elaine P. Wynn.    Mrs. Wynn has served as a director for Wynn Resorts since October 2002, and is an active collaborator in the operation of Wynn Las Vegas. In addition to her corporate responsibilities, Mrs. Wynn has also served as Co-Chairperson of the Greater Las Vegas After-School All-Stars since 1996 and is the

Founding Chairperson of Communities-in-Schools in Nevada. In addition, in October, 2007, she was named National Chairperson for Communities-in-Schools. She is currently on the State Council to Establish Academic Standards in Nevada. Mrs. Wynn served as a director for Mirage Resorts, Incorporated from 1976 until 2000. Mrs. Wynn is married to Stephen A. Wynn.

Class II Directors (Terms expire at the 2010 Annual Meeting of Stockholders)

Stephen A. Wynn.    Mr. Wynn has served as Chairman of the Board and Chief Executive Officer of the Company since June 2002. From April 2000 to September 2002, Mr. Wynn was the managing member of Valvino Lamore LLC (“Valvino”), the Company’s predecessor and its wholly owned subsidiary. Mr. Wynn also serves as an officer and/or director of several of our subsidiaries. From 1973 until 2000, Mr. Wynn served as Chairman of the Board, President and Chief Executive Officer of Mirage Resorts, Incorporated, and its predecessor. Mr. Wynn is married to Elaine P. Wynn, a director of the Company.

Ray R. Irani.    Dr. Irani has served as a director since October 2007. Dr. Irani is Chairman and Chief Executive Officer of Occidental Petroleum Corporation. He joined Occidental in 1983 as Chairman and Chief Executive Officer of Occidental Chemical Corporation, an Occidental subsidiary, and as Executive Vice President of Occidental. In 1984, he was elected to the Board of Directors of Occidental and was named President and Chief Operating Officer. He assumed the responsibilities of Chairman and Chief Executive Officer in 1990, and the additional position of President in 2005. Dr. Irani was Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd., an Occidental affiliate, from 1987 to 1999. Dr. Irani is a director of the American Petroleum Institute and the TCW Group, Inc. Dr. Irani was first identified to the Nominating and Corporate Governance Committee as a potential director by the chief executive officer of the Company.

Alvin V. Shoemaker.    Mr. Shoemaker has served as a director since December 2002. Mr. Shoemaker is currently retired and was the Chairman of the Board of First Boston Inc. and First Boston Corp. from April 1983 until his retirement in January 1989, at the time of its sale to Credit Suisse Bank. Mr. Shoemaker is a member of the board of directors of Frontier Bank and Huntsman Chemical Co.

D. Boone Wayson.    Mr. Wayson has served as a director since August 2003. Mr. Wayson has been a principal of Wayson’s Properties, Incorporated, a real estate development and holding company, since 1970. He also serves as an officer and/or director of other real estate and business ventures. From 2000 through May 2003, Mr. Wayson served as a member of the board of directors of MGM MIRAGE, a gaming company.

Director Not Continuing in Office

Ronald J. Kramer.    Mr. Kramer served as President of the Company from October 2002 to March 31, 2008 and as a Class I Director from October 2002 to March 17, 2008. Mr. Kramer also served as President of Wynn Resorts Holdings, LLC, a wholly owned indirect subsidiary of Wynn Resorts, from April to October 2002. From July 1999 to October 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and at its predecessor, Wasserstein Perella & Co. Mr. Kramer is a member of the board of directors of Monster Worldwide, Inc., Griffon Corporation and Sapphire Industrials Corporation.

Executive Officers

Ian Michael Coughlan.    Ian Michael Coughlan is the President of Wynn Macau. Mr. Coughlan joined Wynn Macau in January 2007 from the Peninsula Group where he served as General Manager of the Peninsula Hong Kong. Mr. Coughlan first joined the Peninsula Group in 1997 as Resident Manager, eventually serving as Hotel Manager, directing hotel and commercial leasing operations as well as his hotel responsibilities. Mr. Coughlan remained with Peninsula Group until he joined Wynn Macau.

Matt Maddox.    Mr. Maddox serves as the Company’s Treasurer, a position he has held since March 2006, and Chief Financial Officer, a position he has held since March 2008. From June 2005 to December 31, 2006,

Mr. Maddox served as the Senior Vice President of Business Development for Wynn Las Vegas, LLC. From March 2003 to June 2005, Mr. Maddox was the Chief Financial Officer of Wynn Resorts (Macau), S.A. From May 2002 through March 2003, Mr. Maddox was the Company’s Treasurer and Vice President—Investor Relations. From February 2000 to May 2002, Mr. Maddox was Vice President—Finance with Caesars Entertainment, Inc., a gaming company.

Andrew Pascal.    Mr. Pascal is the President of Wynn Las Vegas, LLC. From July 2005 through October 2005, Mr. Pascal was the Executive Vice President and Chief Operating Officer of Wynn Las Vegas, LLC. Mr. Pascal served as the Senior Vice President – Product Marketing and Development for the Company from August 2003 to July 2005. Mr. Pascal was Chief Executive Officer of WagerWorks, Inc. a developer and supplier of remote gaming applications from March 2001 to September 2003. From October 1998 to March 2001, Mr. Pascal was Chief Executive Officer of Silicon Gaming, a designer and developer of interactive slot machines. Mr. Pascal is the nephew of Mr. and Mrs. Wynn.

Scott Peterson.    Mr. Peterson is the Vice President and Chief Financial Officer of Wynn Resorts (Macau), S.A., a position he has held since June 2005. From September 2002 to June 2005, Mr. Peterson was the Vice President – Finance of Wynn Las Vegas, LLC. From April 2001 to September 2002, Mr. Peterson was Assistant Vice President – Finance of Wynn Resorts Holdings, LLC, a wholly owned indirect subsidiary of Wynn Resorts.

Marc D. Schorr.    Mr. Schorr serves as Chief Operating Officer of the Company, a position he has held since June 2002. Mr. Schorr also serves as an officer of several of the Company’s other subsidiaries. From June 2000 through April 2001, Mr. Schorr served as Chief Operating Officer of Valvino, the Company’s predecessor, and from June 2002, through October 2005 he served as the Chief Executive Officer and President of Wynn Las Vegas, LLC, a subsidiary of the Company. From January 1997 through May 2000, Mr. Schorr served as President of The Mirage Casino-Hotel, a gaming company and then a wholly owned subsidiary of Mirage Resorts, Incorporated.

Kim Sinatra.    Ms. Sinatra is the Senior Vice President—General Counsel and Secretary of the Company, a position she has held since March 2006. Ms. Sinatra is also the Senior Vice President and General Counsel of Worldwide Wynn, LLC, the Company’s wholly owned development subsidiary, a position she has held since January 2004. She also serves as an officer of several of the Company’s subsidiaries. From January 2003 to January 2004, Ms. Sinatra acted as an independent consultant. From January 2002 to January 2003, Ms. Sinatra was Executive Vice President and Chief Legal Officer of Caesars Entertainment, Inc. and from January 2001 to January 2002, Ms Sinatra was Senior Vice President, Deputy General Counsel of Caesars Entertainment, Inc., a gaming company.

David R. Sisk.    Mr. Sisk is the Executive Vice President and Chief Financial Officer of Wynn Las Vegas, LLC, a wholly owned indirect subsidiary of the Company, a position he has held since October 2003. From October 1999 to October 2003, Mr. Sisk was Senior Vice President, Treasurer and Chief Financial Officer of Caesars Palace, a subsidiary of Caesars Entertainment, Inc., a gaming company.

John Strzemp.    Mr. Strzemp serves as Executive Vice President-Chief Administrative Officer of the Company, a position he has held since March, 2008. Mr. Strzemp served as the Company’s Executive Vice President-Chief Financial Officer from September 2002 to March 2008. Mr. Strzemp served as the Company’s Treasurer from March 2003 to March 2006, and serves as an officer of several of the Company’s subsidiaries. Mr. Strzemp was Executive Vice President and Chief Financial Officer of Bellagio, LLC, a gaming company and then a wholly owned subsidiary of Mirage Resorts, Incorporated, from April 1998 to October 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 29, 2008, certain information regarding the shares of the Company’s common stock beneficially owned by: (i) each director and nominee for director; (ii) each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of the Company’s common stock based on information reported on Form 13D or 13G filed with the SEC; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all executive officers, directors and director nominees as a group.

	Beneficial Ownership Of Shares(1)
Name and Address of Beneficial Owner(2)	Number	Percentage
Stephen A. Wynn(3)(4)	23,970,930	21.14%
Kazuo Okada(3)(5)	24,549,222	21.65%
Aruze USA, Inc.(3)(5) 745 Grier Drive Las Vegas, NV 89119	24,549,222	21.65%
Marsico Capital Management, LLC(6) 1200 17th Street, Suite 1600 Denver, Colorado 80202	16,543,565	14.59%
Morgan Stanley(7) 1585 Broadway New York, NY 10036	7,564,839	6.67%
Linda Chen(8)	185,000	*
Ray R. Irani(9)	12,500	*
Ronald J. Kramer(10)	338,370	*
Robert J. Miller(11)	27,500	*
John A. Moran(11)(12)	148,000	*
Alvin V. Shoemaker(11)	36,500	*
D. Boone Wayson(11)	77,500	*
Elaine P. Wynn(3)(4)(13)	23,970,930	21.14%
Allan Zeman(11)	27,500	*
Marc D. Schorr(14)	532,923	*
John Strzemp(15)	205,500	*
All Directors and Executive Officers as a Group (19 persons)	50,390,833	44.45%

*	Less than one percent

(1)	This table is based upon information supplied by officers, directors, nominees for director, principal stockholders and the Company’s transfer agent, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Unless otherwise indicated, the address of each of the named parties in this table is: c/o Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(3)	Does not include shares that may be deemed to be beneficially owned by virtue of the Stockholders Agreement, dated as of April 11, 2002 (the “Stockholders Agreement”), by and among Mr. Wynn, Baron Asset Fund, a Massachusetts business trust (“Baron”) and Aruze USA, Inc., and as amended by an Amendment to Stockholders Agreement, dated as of November 8, 2006 (the “Amendment”), by and between Mr. Wynn and Aruze USA, Inc.
(4)	Excludes 578,292 shares, in the aggregate, of the Company’s common stock held in four grantor retained annuity trusts created by Stephen A. Wynn and Elaine P. Wynn. In 2007, Mr. Wynn ceased to be the trustee of each of these trusts.

(5)	Aruze USA, Inc. is a wholly owned subsidiary of Aruze Corp., of which Mr. Kazuo Okada owns a controlling interest and is the Chairman. The subject securities were acquired and are owned by Aruze USA, Inc. but Aruze Corp. and Mr. Okada may also be considered beneficial owners of the shares because Aruze USA, Aruze Corp. and Mr. Okada may be deemed to have shared voting and dispositive power over the shares.
(6)	Marsico Capital Management LLC (“Marsico”) has beneficial ownership of these shares. The information provided is based upon a Schedule 13G/A, dated February 14, 2008, filed by Marsico.
(7)	Reflects the securities beneficially owned by certain operating units (collectively, the “MS Reporting Units”) of Morgan Stanley and its subsidiaries and affiliates (collectively, “MS”) and does not reflect securities, if any, beneficially owned by any operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units. The information provided is based upon a Schedule 13G, dated February 14, 2008, filed by Morgan Stanley.
(8)	Includes: (i) 100,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Plan and subject to a Restricted Stock Agreement which provides such grant will vest on July 31, 2012; (ii) 26,250 shares owned by Linda Chen, as trustee; and (iii) 48,750 shares pledged by Ms. Chen to secure a loan made to her.
(9)	Includes: (i) 10,000 shares subject to an immediately exercisable option to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan; and (ii) 2,500 unvested shares of restricted stock of the Company’s common stock granted pursuant to the Company’s 2002 Stock Plan.
(10)	Includes: (i) 60,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Plan and subject to a Restricted Stock Agreement which provides that such grant will vest 30,000 shares each on December 15, 2008, and 2009 or upon the earlier death or disability of Mr. Kramer; (ii) 50,000 shares subject to an immediately exercisable option to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan; and (iii) 7,615 shares of the Company’s common stock held by Mr. Kramer’s children, for which Mr. Kramer’s spouse is the custodian and Mr. Kramer disclaims beneficial ownership.
(11)	Includes: (i) 22,500 shares subject to an immediately exercisable option to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan; and (ii) 5,000 unvested shares of restricted stock of the Company’s common stock granted pursuant to the Company’s 2002 Stock Plan.
(12)	Includes: (i) 120,000 shares of the Company’s common stock held by Texas Gulf Partners in which Mr. Moran is a partner; and (ii) 500 shares of the Company’s common stock held by the Carol Moran Trust for the benefit of Mr. Moran’s wife, for which Mr. Moran disclaims beneficial ownership.
(13)	Includes 23,970,930 shares of the Company’s common stock registered in the name of Mrs. Wynn’s husband, Stephen A. Wynn.
(14)	Includes: (i) 332,923 shares of the Company’s common stock held in trust for the benefit of Mr. Schorr and his wife (including 50,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Plan and subject to a Restricted Stock Agreement which provides such grant will vest 25,000 shares on each of December 15, 2008 and 2009); (ii) 50,000 shares subject to an immediately exercisable option to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts 2002 Stock Incentive Plan; and (iii) 150,000 shares pledged by Mr. Schorr to secure a loan made to him.
(15)	Includes 500 shares of the Company’s common stock held by Mr. Strzemp’s mother, for which Mr. Strzemp disclaims beneficial ownership.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance Guidelines that provide a framework for the governance of the Company. The Nominating and Corporate Governance Committee reviews the Guidelines annually and recommends changes as appropriate to the Board of Directors for approval. The Board of Directors has also adopted written charters for its three standing committees (Audit, Compensation, and Nominating and Corporate Governance), as well as a Code of Business Conduct and Ethics applicable to all directors, officers and employees and a Code of Ethics for the Chief Executive Officer, President and Senior Financial Officers. The Corporate Governance Guidelines, committee charters, and codes of ethics are available on the Company’s website at http://www.wynnresorts.com under the heading “Corporate Governance.”

Director Independence

The Board of Directors has a majority of directors who are independent under the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). In addition, the Company’s Corporate Governance Guidelines require all independent directors to meet additional, heightened independence criteria that apply to audit committee members under the NASDAQ listing standards.

The Board of Directors has determined that the following directors are independent: Messrs. Irani, Miller, Moran, Shoemaker, Wayson and Zeman. During his service on the Board, Stanley R. Zax (who retired from our Board at the 2007 Annual Meeting) was also an independent director. Based upon information requested from each director concerning his or her background, employment and affiliations, the Board of Directors has affirmatively determined that none of the independent directors has a material relationship with the Company. In assessing independence, the Board of Directors considered all relevant facts and circumstances, including any direct or indirect relationship between the Company and the director. None of the independent directors has any economic relationship with the Company other than receipt of his director’s compensation. Additionally, all related party transactions are considered under the Company’s policy (described in additional detail below). None of the independent directors is engaged in any related party transaction with the Company. Mr. Wynn, Mr. Okada, Mrs. Wynn, Ms. Chen and Mr. Kramer have been determined not to be independent.

Meetings of the Board of Directors

The Board of Directors met seven times during 2007. During 2007, none of the members of the Board of Directors attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of the committees on which they served. In addition, the independent directors met in executive session, without management present, at each of its regular meetings.

Committees

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees consists entirely of directors whom the Board of Directors has determined to be independent under the NASDAQ listing standards for audit committee members. The current membership and functions of each of the Board of Directors’ committees are listed below.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Alvin V. Shoemaker, Chair	John A. Moran, Chair	Robert J. Miller, Chair

John A. Moran	Alvin V. Shoemaker	Ray R. Irani

D. Boone Wayson	D. Boone Wayson	D. Boone Wayson

Allan Zeman		Allan Zeman

The Audit Committee

The Audit Committee is composed entirely of the following independent directors: Alvin V. Shoemaker, Chairman, John A. Moran, D. Boone Wayson and Allan Zeman. Further, the Board of Directors, after review of each individual’s employment experience and other relevant factors, has determined that each member of the Audit Committee is qualified as an audit committee financial expert within the meaning of SEC regulations. During 2007, the Audit Committee met five times.

The Audit Committee meets periodically with the Company’s independent auditors, management and legal counsel to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal controls, regulatory compliance and other matters. The Audit Committee also advises the Board of Directors on matters related to accounting and auditing and appoints the Company’s independent auditors. The independent auditors have complete access to the Audit Committee without management present to discuss results of their audits and their opinions on the adequacy of internal controls, quality of financial reporting and other accounting and auditing matters.

The Compensation Committee

The Compensation Committee is composed entirely of the following independent directors: John A. Moran, Chairman, Alvin V. Shoemaker and D. Boone Wayson. Mr. Miller served as a member of this Committee during 2006 and through February 28, 2007. During 2007, the Compensation Committee met seven times.

The Compensation Committee’s responsibilities in setting compensation of the Company’s executives and directors include:

•	reviewing the goals and objectives of the Company’s executive compensation plans;

•

reviewing the Company’s executive compensation plans, in light of the Company’s goals and objectives with respect to such plans and as appropriate recommending to the Board to adopt new plans or amend the existing plans;

•

evaluating annually the performance of the Chief Executive Officer of the Company, supervising the evaluation of performance of the other officers of the Company and its operating subsidiaries, and setting compensation for the Chief Executive Officer, other named executive officers and other members of our most senior management;

•	reviewing and approving equity awards and supervising administrative functions pursuant to the Company’s equity plans;

•

reviewing and approving any employment agreement or any severance or termination agreement, or any material perquisite or other personal benefit arrangements, between the Company (or any of its subsidiaries) and any officer, as well as any other employment agreement between the Company and any individual in which the annual compensation exceeds $500,000, regardless of position involved; and

•	reviewing and recommending to the full Board the type and amount of compensation for Board and Committee service by non-employee members of the Board.

The Compensation Committee confers with the Chief Executive Officer and considers recommendations that he makes with respect to grants of stock options and restricted stock and with respect to annual incentive compensation for all officers, other than himself and other than with respect to the Company’s Performance Based Incentive Plan. For that Plan, the Committee annually establishes the performance criteria and, at the end of each performance year, reviews the performance of each participant and awards bonuses in accordance with the terms of the Plan.

Members of the Board of Directors receive fixed cash compensation, along with long term incentive compensation in the form of grants of stock options and restricted stock. Director compensation is reviewed annually. As part of this review, the Compensation Committee reviews a survey of director compensation at comparable companies based on market capitalization and industry classification.

The Compensation Committee uses benchmarking of compensation of senior management of competitors of the Company and, during 2007 engaged Strategic Apex Group to provide advice with respect to benchmarking executive compensation and specifically designing long term incentive compensation for Company employees, including its named executive officers. These considerations are more specifically discussed in “Setting Executive Compensation” section in the Compensation Discussion and Analysis below.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of the following independent directors: Robert J. Miller, Chairman, Ray R. Irani, D. Boone Wayson and Allan Zeman. During 2007, the Nominating and Corporate Governance Committee met five times.

The functions of the Nominating and Corporate Governance Committee include the following:

•	identifying and recommending to the Board of Directors individuals qualified to serve as directors of the Company;

•	establishing procedures for evaluating the suitability of potential director nominees proposed by management or the stockholders;

•	recommending to the Board of Directors members to serve on committees of the Board of Directors;

•	reviewing and making recommendations regarding the composition of the Board of Directors;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	overseeing the evaluation of the Board of Directors.

Nominating Process.    The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 3131 Las Vegas Boulevard South, Las Vegas, NV 89109 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee seeks to have the Board of Directors represent a diversity of backgrounds and experience and assesses potential nominees in light of the Board’s current size and composition. The Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of the Company and have a reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Corporate Governance Committee examines a candidate’s other commitments, potential conflicts of interest and independence from management and the Company.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above who have had a change in circumstances that might make them available to serve on the Board of Directors. The Committee may from time-to-time engage the services of a firm that specializes in the identification of public company director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

If the Nominating and Corporate Governance Committee determines to pursue consideration of a person who has been identified as a potential candidate, the Committee may take any or all of the following steps: collect and review publicly available information regarding the person, contact the person and request information from the candidate, conduct one or more interviews with the candidate, and contact one or more references provided by the candidate or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process takes into account the person’s accomplishments and qualifications, including in comparison to any other candidates that the Committee might be considering, and does not vary based on whether or not a candidate is recommended by a stockholder.

Stockholders Communications with Directors

The Board of Directors has established a process to receive communications from stockholders which can be viewed at the Company’s website at http://www.wynnresorts.com. Stockholders may contact any member of the Board of Directors, any committee of the Board of Directors, or one or more members of the Board of Directors by mail. Correspondence should be addressed to the appropriate individual by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 3131 Las Vegas Boulevard South, Las Vegas, NV 89109.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the purpose of assessing the nature of the communications. With the exception of advertising, promotions of a product or service, and patently offensive material, communications will be forwarded promptly to the addressee. In the case of communications addressed to more than one director, the General Counsel’s office will make sufficient copies of the contents to send to each addressee.

Stockholder Meetings

It is Company policy that each of our directors is invited and encouraged to attend the Annual Meeting. All of our directors were in attendance at the 2007 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are appointed by the Board of Directors each year. The members of the Compensation Committee serving in 2007, Messrs. Moran, Shoemaker and Wayson, were appointed on May 8, 2007. Messrs. Moran and Wayson, along with Robert J. Miller, were appointed in May 2006. No member of the Compensation Committee is, or was formerly, one of our officers or employees. No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

CODES OF ETHICS

As part of the Company’s commitment to integrity, the Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company and its subsidiaries.

In addition, the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Vice President of Finance and Director of Financial Reporting, and individuals in equivalent positions at the Company’s subsidiaries, must comply with an additional Code of Ethics. In the event we determine to amend or waive certain provisions of the Code of Ethics, we will disclose such amendments or waivers on our website at http://www.wynnresorts.com under the heading “Corporate Governance” or as otherwise required by the NASDAQ listing standards.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

The table below summarizes the total compensation awarded to, earned by or paid to each of the non-employee directors for the fiscal year ended December 31, 2007.

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(4)	Option Awards ($) (1)(4)	Other (6)	Total ($)
Dr. Ray R. Irani(2)	$12,000	$11,536	$524,000	$15,000	$562,536
Robert J. Miller(3)	$161,667	$70,475	$95,496	$30,000	$357,638
John A. Moran	$112,500	$70,475	$95,496	$30,000	$308,471
Kazuo Okada	$58,500	N/A	N/A	—	$58,500
Alvin V. Shoemaker	$96,500	$70,475	$95,496	$30,000	$292,471
D. Boone Wayson	$120,000	$70,475	$95,496	$30,000	$315,971
Elaine Wynn	$58,500	N/A	N/A	—	$58,500
Stanley R. Zax(5)	$31,000	$215,543	$398,119	—	$644,662
Allen Zeman	$91,500	$70,475	$95,496	$30,000	$287,471

(1)	Based on the compensation cost as determined under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, for the year ended December 31, 2007, before reflecting estimated forfeitures. See our Annual Report on Form 10-K for the year ended December 31, 2007 Note 15 to our Consolidated Financial Statements for assumptions used in computing fair value.
(2)	Dr. Irani was appointed to the Board, effective October 29, 2007.
(3)	Mr. Miller, as a member of the Board of Directors, receives a $50,000 annual retainer for his service as the Chairman of the Company’s Gaming Compliance Committee. The Gaming Compliance Committee is a committee comprised of Mr. Miller, Mr. Schorr and Mr. Strzemp, and its purpose is to assist the Company in maintaining the highest level of regulatory compliance.
(4)	The aggregate number of outstanding awards for each director, excluding Mr. Okada and Mrs. Wynn, at December 31, 2007 is as follows:
(i)	for directors other than Dr. Irani, restricted stock awards 5,000 each; Dr. Irani received a grant of 2,500 shares of restricted stock upon his election to the Board;
(ii)	for directors other than Dr. Irani, stock option awards 30,000 each of which 7,500 are unvested and 22,500 are vested as of December 31, 2007. Dr. Irani received a stock option grant of 10,000 shares that vested immediately upon his election to the Board.

The restricted stock awards were granted on May 3, 2006 and May 7, 2007. The restricted stock awards will vest on May 3, 2011 and May 7, 2012. The total fair value on the grant date of such awards as determined under Statement of Financial Accounting Standard No. 123R, “Share-Based Payment” was $182,625 for the grant made in May 2006 and $254,625 for the grant made in May 2007.

(5)	Mr. Zax’s term as a member of the Board of Directors expired at the 2007 Annual Meeting of Wynn Resorts Stockholders and Mr. Zax did not stand for reelection to the Board of Directors at such time.
(6)	All other compensation consists of cash distributions accrued on unvested restricted stock, which is paid if and when the restricted stock vests.

Directors who are not employees of the Company receive a monthly fee of $4,000 for services as a director. Directors who serve on the Audit Committee, the Compensation Committee or the Nominating/Governance Committee receive an additional monthly fee of $1,000 per committee ($2,000 for committee chairmen). Each non-employee director also receives a $1,500 meeting fee for each board or committee meeting he or she attends. All directors are provided complementary room, food and beverage privileges at our properties in connection with their attendance at Board or Committee meetings or other Company events and are reimbursed for any other out of pocket expenses related to attendance at meetings.

Each non-employee director, other than non-employee directors who beneficially own more than five percent of the Company’s issued and outstanding common stock, received an immediately exercisable option grant for 10,000 shares of the Company’s common stock upon their initial appointment to the Board of Directors. In addition, on May 3, 2006 and May 7, 2007, each member of the Board of Directors then in office, other than Messrs. Wynn, Okada and Kramer, Ms. Chen and Mrs. Wynn, were granted 2,500 shares of restricted stock. This grant vests upon the fifth anniversary of the grant date unless the director leaves the Board of Directors prior to vesting, in which case the grant vests pro rata, 20% per year, based upon the number of years served since the grant. The Company does not provide non-equity incentive plan awards or deferred compensation or retirement plans for non-employee directors.

On October 29, 2007, the Company appointed Dr. Ray Irani and Ms. Linda Chen as members of Wynn Resorts’ Board of Directors. In connection with his appointment to the Board, Dr. Irani received an immediately exercisable option grant for 10,000 shares of Wynn Resorts common stock and a grant of 2,500 shares of restricted stock, which grant vests on November 7, 2012, unless Dr. Irani leaves the Board of Directors prior to vesting, in which case the grant vests pro rata, 20% per year, based upon the number of years served since the date of grant. Dr. Irani is the sixth independent member of the Board of Directors. In addition, on November 8, 2007, Dr. Irani was appointed as a member of Wynn Resorts’ Nominating and Corporate Governance Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

The Compensation Committee has the responsibility for setting and implementing compensation for named executive officers. The Committee strives to provide total compensation that is fair and competitive. Our executive compensation program is designed to reward the achievement of specific annual, long term and strategic goals, with the ultimate objective of creating stockholder value. Our Company’s goals include the development and operation of the premier casino resort in each jurisdiction in which we operate and the development and expansion of the “Wynn” brand while delivering successful operating and financial performance. The Committee regularly evaluates both performance and compensation to enable the Company to attract and retain superior employees in key positions. To achieve these objectives, the Company’s compensation includes both cash and equity based incentives.

Role of Executive Officers in Compensation

The Committee sets all elements of compensation for the Chief Executive Officer based upon a review of comparative data and consideration of his contribution to the development and operating performance of the Company. The Committee considers the recommendations of the Chief Executive Officer in establishing compensation for all other named executive officers. The Chief Executive Officer and Chief Operating Officer perform annual reviews of all of our senior management and make recommendations to the Committee. The Committee reserves the discretion to modify recommendations and makes the final decisions regarding compensation for all of our most senior management.

Setting Executive Compensation

In making compensation decisions, the Compensation Committee compares each element of compensation against a peer group of publicly traded companies. This list of peer companies includes those with which the Committee believes the Company competes for talent and stockholder investment. In 2007, we expanded our peer group from pure gaming companies (MGM Mirage, Las Vegas Sands, Harrah’s Entertainment and Stations Casinos) to include those in the hospitality (Hilton, Marriott and Starwood) and entertainment (Disney) businesses as well as growth companies (Starbucks, Yahoo, EBay). This expanded peer group allowed us to more comprehensively include in evaluation of executive performance the non-gaming products which we offer. These non-gaming amenities of lodging, food and beverage, retail and entertainment generate over one half of the revenue and cash flow in our US operations and have received unprecedented recognition. Wynn Las Vegas is the only casino resort hotel to have been awarded Mobil’s five stars, an honor which it has received for two consecutive years. Additionally, in 2007, Wynn Las Vegas received five red pavilions, the highest honor for Michelin rated accommodations. These third-party confirmations of brand performance, combined with financial performance that significantly exceeded pre-established targets for adjusted EBITDA, support the compensation levels paid by the Company. In addition to peer group review, the Compensation Committee evaluates relative internal pay levels, relative levels of responsibility and correlates overall compensation levels to reward the drivers of financial and brand performance.

Also in 2007, the Compensation Committee engaged Strategic Apex Group, an independent, nationally recognized executive compensation consulting firm, to assist it in evaluating the Company’s executive compensation plans, and the Company’s position relative to its peer group. In connection with its engagement, Strategic Apex provided the Compensation Committee with comparative data and, at the direction of the Compensation Committee, worked with senior management in evaluating previous compensation decisions by the Compensation Committee and in designing a long term equity incentive program that is currently being evaluated.

Elements of Executive Compensation

The Company’s total compensation for named executive officers includes (a) base salary, (b) annual cash incentive compensation, and (c) long term equity incentives. Annually, the Compensation Committee reviews each element, along with value created from past incentives, to assess whether the Company’s compensation program achieves its objectives of attracting and retaining superior management while rewarding achievement of property development and operating performance. Our policy for allocating between currently paid compensation and long term compensation does not include specific formula or weighting, but is designed to offer what the Compensation Committee views as adequate base compensation to attract and retain personnel while providing incentives to maximize long term value for our company and our stockholders.

Base Salary.    Base Salaries are established by employment contracts and reviewed and adjusted periodically if necessary due to competitive reasons or to reflect changes in responsibility or other extraordinary circumstances. As part of its strategy to attract and retain high quality executive employees, the Company’s policy is to pay executives base salaries which it deems necessary to attract and retain desired management expertise. These goals require that the Company pay base salary levels for its named executive officers that may exceed the peer group mean. Companies in the gaming and hospitality business typically pay at higher levels than their non-gaming counterparts due to certain regulatory and other extraordinary demands. The Company’s rapid expansion in the last five years has required that named executive officers provide extraordinary levels of development, opening and operating expertise. These efforts have rewarded stockholders with industry leading product and financial results. Periodic merit increases are made after annual review. During its annual review of overall compensation, the Compensation Committee evaluates the Company’s payment of its senior management against its competitors in each element of compensation and on an overall basis. In February, 2007, Mr. Wynn’s base salary was increased from $2,750,000 per annum to $3,250,000 per annum after review by the Committee. Mr. Wynn’s increase was made in recognition of his contributions to design and operation of the Company’s assets as well as his overall leadership. Additionally, the Committee considered that Mr. Wynn, at his request, has not been awarded equity in the Company for his employment services. Consequently, Mr. Wynn’s overall compensation is significantly less than that paid to Chairmen and Chief Executive Officers of our competitors.

Annual Incentives.    In 2004, the Compensation Committee and the Board of Directors recommended and the stockholders approved the Wynn Resorts, Limited Annual Performance-Based Incentive Plan for Executive Officers (the “Incentive Plan”) discussed below under “Tax and Accounting Implications.”

Each of the Company’s named executive officers is eligible to participate in the Incentive Plan. Each year, within 90 days after the commencement of that year, the Compensation Committee identifies the executive officers who will participate in the Incentive Plan for that year, establishes the performance criteria for the Incentive Plan, as well as the maximum percentage of base salary that can be paid to each participant. For each of 2006, 2007 and 2008, the Committee selected property adjusted EBITDA (adjusted EBITDA for Wynn Las Vegas and Wynn Macau), which is a non-GAAP measure calculated at the segment level and reported in the footnotes to our audited financial statements, as the appropriate criteria and, in the course of such determination, concluded that the achievement of the performance criterion was substantially uncertain. These criteria are a reflection of the operating performance of the Company’s assets and directly influences return to stockholders. In addition, management and stockholders use adjusted EBITDA to value the Company as a whole and its assets.

As provided under the Incentive Plan as amended and approved by stockholders in 2007, named executive officer participants (other than Mr. Wynn) had a maximum payable under the Plan of 200% of Base Salary, and Mr. Wynn’s maximum is 250% of his Base Salary. The Compensation Committee elected to establish only one target, with the Committee having the discretion for downward adjustment of the maximum payable under the plan dependent on individual performance. In 2007, the Adjusted EBITDA target for Wynn Macau and Wynn Las Vegas operations combined was $522 million. Actual performance of $781 million significantly exceeded the target and all participants were awarded the maximum payable. Bonuses under the Incentive Plan are made after determination of whether the criteria have been met. While the Compensation Committee has the discretion to reduce amounts paid below the amount determined under this formula based on Company and individual performance and other considerations it may determine appropriate, it did not exercise that discretion with respect to 2007 due to strong Company performance.

Long Term Incentives.    The Company’s 2002 Stock Plan is designed to provide stock-based incentives to its officers and employees. The Compensation Committee specifically approves all awards of stock options and restricted stock granted by the Company. The Compensation Committee does not provide annual equity grants to executives but instead uses grants under the 2002 Stock Plan to attract qualified individuals to work for the Company, and to make periodic grants to existing officers as determined appropriate in the Compensation Committee’s judgment, to retain superior officers and to reward extraordinary performance. The number of options or shares of restricted stock to be granted to each executive officer is based on the individual executive’s job accomplishments, tenure and future potential as well as the Compensation Committee’s assessment of competitive compensation levels. Grants to named executive officers are typically made periodically with long term vesting dates. The underlying philosophy is to retain senior management for the long term, building a talent base for the Company’s future growth and achievement of desired goals.

Mr. Schorr and Mr. Strzemp received grants of restricted stock upon the initial public offering of the Company’s common stock. Mr. Kramer received such a grant upon his commencement of employment with the Company. Mr. Wynn, the founder, Chairman and Chief Executive Officer of the Company, does not participate in the Company’s equity incentive plans at his election. This election differs from most of the companies included in the peer group. The Compensation Committee is currently working with its consultant to consider a long term equity incentive plan program to provide a more systematic approach to equity grants and to bring the Company’s executives to above the mean in its peer group.

In each of December 2006 and 2007, the Company paid a $6 per share cash distribution to holders of the Company’s common stock. The Company accrued a payable to certain of the named executive officers in the amount of the cash distribution on unvested restricted stock owned by such officers. These amounts are included in “All Other Compensation” in the “2007 Summary Compensation Table.”

Tax and Accounting Implications

Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation paid to executive officers in excess of $1,000,000 in any taxable year. Other than (a) base salary of $2,152,577, $284,500 and $729,500 respectively paid to Messrs. Wynn, Kramer and Schorr,

(b) cash distributions on restricted stock of $360,000 and $300,000 paid to Messrs. Kramer and Schorr; and (c) $113,007 and $27,687 of other compensation paid to Mr. Wynn and Ms. Chen, respectively, the Compensation Committee does not believe that there will be any non-deductible compensation in 2007 based upon allowances under Section 162(m) or otherwise. The Company’s policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may still be paid to executive officers in extraordinary circumstances, when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would be considered disadvantageous to the best interests of the Company.

Employment Agreements

During the 2007 fiscal year, all named executive officers were bound by employment agreements, except that Mr. Schorr’s Employment Agreement expired on October 31, 2007. On March 4, 2008, the Company and Mr. Schorr entered into a new five (5) year employment contract, which expires in October 2012. Certain employment agreements were negotiated and executed prior to the formation of the Compensation Committee in October 2002 and in 2006, those of Mr. Schorr and Ms. Chen’s were amended to increase base salaries, in each case to reflect extraordinary effort and achievement in the operations of Wynn Las Vegas and Wynn Macau. These amendments (along with any other employment agreements in which base salary exceeds $500,000 per year) were approved by the Compensation Committee. The employment agreements set minimum levels of base salary and detail other benefits of employment. As for term, Mr. Wynn’s employment agreement with the Company expires 2017, Mr. Strzemp’s in August 2008, Mr. Schorr’s in 2012 and Ms. Chen’s in 2011. Mr. Kramer’s agreement expires at the end of March 2008, at which time he will leave the employ of the Company.

The employment agreements for certain key employees, including the named executive officers, include change of control provisions. These provisions are intended to protect senior management in the event that certain events occur after a defined Change in Control of the Company. If, after a Change in Control, a named executive officer experiences any of the following adverse employment actions: (a) a reduction in base salary, (b) discontinuance of the Company’s bonus plan as in effect immediately before the Change in Control without substitution of a comparable plan (c) material reduction in aggregate benefits and perquisites, (d) the Company requires that such officer change the location of his or her job or office by a distance of more than 25 miles, (e) a reduction in responsibilities or change in reporting, or (f) failure of a successor to expressly assume the obligations of such officer’s employment agreement, the officer may terminate his or her employment and receive a payment equal to base salary, bonus, accrued vacation pay and gross up payments for the greater of one year or the remainder of the contract term. Mr. Wynn’s payment is a maximum of four years. The severance payment is not a specified multiple of annual compensation, but dependent upon the remaining length of each particular officer’s contract term. The formula is the same for all named executive officers (other than Mr. Wynn’s whose payment is limited to four years). The Compensation Committee has determined that such agreements are fair compensation to its senior management, especially in light of the double trigger required (i.e. in addition to a Change in Control, the officer must experience an identified adverse employment action prior to terminating his or her employment and receiving the severance payment). Additional information regarding payments under these provisions is provided under the heading “Potential Payments Made Upon Termination or a Change of Control.”

Executive Benefits

In addition to base salary, annual incentive compensation and long term equity incentives, the Company also provides its named executive officers with a number of executive benefits. The primary executive benefits include certain life insurance premiums, matching contributions as defined in the Company’s 401(k) program and complementary privileges with respect to the Company’s properties which are described in the footnotes to the “2007 Summary Compensation Table.” In addition, Messrs. Wynn, Schorr and Kramer have access to the

Company’s aircraft pursuant to time sharing agreements described in “Certain Relationships and Related Transactions—Aircraft Arrangements.” For security purposes, the Board of Directors requires Mr. Wynn to travel on Company aircraft for both personal and business travel, and the Company provides a car and driver (and security when necessary) for his personal use. Ms. Chen receives a car and driver, certain housing and living expenses in Macau, as well as assistance with tax preparation. Mr. Kramer receives use of a car when he is in Las Vegas.

CEO Compensation

Mr. Wynn is employed by the Company pursuant to an employment agreement dated October 4, 2002, amended August 6, 2004 and February 1, 2007, which has a term expiring in 2017. Mr. Wynn, a holder of approximately 21% of our common stock, has not received any equity awards as part of this compensation as Chief Executive Officer of the Company. Mr. Wynn receives a base salary, $3,250,000 per year as of February 1, 2007, and participates in the Annual Performance Based Incentive Plan, with a maximum bonus potential for 2007 and 2008 of 250% of his base salary. Based upon achievement of the applicable performance criteria in each year, Mr. Wynn was paid the maximum bonus under the Incentive Plan. Mr. Wynn is provided with a Company paid life insurance and disability policies, as well as participation in the Company’s 401(k) plan. He also receives certain executive benefits described above.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(a) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation Committee

    John A. Moran, Chairman

    Alvin V. Shoemaker

    D. Boone Wayson

2007 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation awarded to, earned by or paid to each of the named executive officers for the fiscal year ended December 31, 2007 and December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Stephen A. Wynn	2007	$3,173,077	$—	N/A	N/A	$7,500,000	$573,428	$11,246,505
CEO	2006	$2,825,000	$—	N/A	N/A	$6,875,000	$262,915	$9,962,915

John Strzemp	2007	$600,000	$—	$—	$453,354	$1,200,000	$38,052	$2,291,406
Exec VP/CFO	2006	$600,000	$—	$—	$580,274	$600,000	$9,438	$1,789,712

Ronald J. Kramer	2007	$1,300,000	$—	$2,022,000	$81,328	$2,600,000	$549,000	$6,552,328
President	2006	$1,300,000	$1,500,000	$2,022,000	$321,737	$2,600,000	$734,262	$8,477,999

Marc D. Schorr	2007	$1,750,000	$—	$1,685,000	$78,460	$3,500,000	$646,933	$7,660,393
COO	2006	$1,072,115	$1,500,000	$1,685,000	$332,301	$2,000,000	$722,021	$7,311,437

Linda Chen	2007	$1,000,000	$—	$1,066,833	$516,797	$2,000,000	$651,079	$5,234,709
President of Wynn Int’l Marketing	2006	$752,308	$203,836	$444,514	$614,086	$1,296,164	$645,673	$3,956,581

(1)	Based on the compensation cost as determined under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” for the year ended December 31, 2007, before reflecting estimated forfeitures. See our Annual Report on Form 10-K for the year ended December 31, 2007 Note 15 to our Consolidated Financial Statements for assumptions used in computing fair value.

(2)	All other compensation includes cash distributions accrued on unvested restricted stock reported in the year such amounts accrue instead of the year paid, based on an SEC staff interpretation issued after the 2007 proxy statement was filed. These amounts are paid only if and when the restricted stock vests.

The following amounts for 2007 are included in “All Other Compensation” for Mr. Wynn:

(i)	personal use of company aircraft of $424,548;

(ii)	executive life insurance premiums of $29,123;

(iii)	compensation pursuant to the Wynn Resorts, Limited Executive Medical Plan of $109,416;

(iv)	allocated compensation and benefits for personal use of a driver whom we employ for Mr. Wynn of $3,591; and

(v)	401k employer matching contributions of $6,750.

The following amounts for 2007 are included in “All Other Compensation” for Mr. Strzemp:

(i)	amounts for executive life insurance premiums and 401k employer matching contributions of $9,588; and

(ii)	$28,464 for executive’s participation in an employee incentive trip.

The following amounts for 2007 are included in “All Other Compensation” for Mr. Kramer:

(i)	$540,000 of accrued cash distributions related to unvested restricted stock; and

(ii)	amounts for executive life insurance premiums and 401k employer matching contributions of $9,000.

The following amounts for 2007 are included in “All Other Compensation” for Mr. Schorr:

(i)	$450,000 of accrued cash distributions related to unvested restricted stock;

(ii)	personal use of Company aircraft of $176,914; and

(iii)	amounts for executive life insurance premiums and 401k employer matching contributions of $20,019.

The following amounts for 2007 are included in “All Other Compensation” for Ms. Chen:

(i)	$43,189 attributable to housing and other in Macau;

(ii)	amounts for executive life insurance and other premiums and 401k employer matching contributions of $7,890; and

(iii)	$600,000 of accrued cash distributions related to unvested restricted stock.

For amounts shown as personal use of Wynn Resorts’ aircraft, incremental aircraft expenses were calculated by dividing the 2007 total direct (variable) flight expenses by the total hours the aircraft was operated during the year. The executives’ hourly usage was multiplied by this annual hourly rate.

In 2007, each of the named executive officers received base salary in accordance with the terms of his or her employment agreement, as well as an annual bonus under the terms of the Incentive Plan.

In February 2008, as shown in “2007 Grants of Plan-Based Awards Table,” the named executive officers also received bonuses under the Incentive Plan related to 2007 performance. Since the operating criterion was satisfied (Adjusted EBITDA for Wynn Las Vegas and Wynn Macau), all participants were entitled to, and did receive the maximum bonuses payable under the Incentive Plan.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) Maximum
Stephen A. Wynn	$7,500,000

John Strzemp	$1,200,000

Ronald J. Kramer	$2,600,000

Marc D. Schorr	$3,500,000

Linda Chen	$2,000,000

Discussion of Plan Based Awards Table

The Company’s Incentive Plan rewards management for creation of superior return to stockholders, measured by operating performance of our properties. The amounts shown on the table above reflect achievement of the 2007 performance criteria of Adjusted EBITDA at the Company’s Wynn Las Vegas and Wynn Macau properties and the payment of maximum bonuses under the Incentive Plan to all named executive officers.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)
Stephen A. Wynn	N/A	N/A	N/A	N/A	N/A	N/A
John Strzemp(1)	20,000	N/A	$15.40	03/25/13	N/A	N/A
	N/A	50,000	$56.67	08/01/15	N/A	N/A
Ronald J. Kramer(2)	50,000	N/A	$14.91	04/01/13	60,000	$6,727,800
Marc D. Schorr(3)	50,000	N/A	$15.40	03/25/13	50,000	$5,606,500
Linda Chen(4)	N/A	100,000	$56.67	08/01/15	100,000	$11,213,000

(1)	Mr. Strzemp’s outstanding awards will vest as follows:
a.	stock options—50,000 shares will vest on August 1, 2008.
(2)	Due to Mr. Kramer’s departure from the Company in March 2008, his restricted stock will be forfeited and will not vest.
(3)	Mr. Schorr’s outstanding awards will vest as follows:
a.	restricted stock will vest 25,000 shares on each of December 15, 2008 and 2009.
(4)	Ms. Chen’s outstanding awards will vest as follows:
a.	stock options—33,333 shares will vest on each of August 1, 2008 and 2009 and 33,334 shares vest on August 1, 2010; and
b.	restricted stock will vest in its entirety on July 31, 2012.
(5)	The closing price of the Company’s stock at year-end was $112.13 per share.

All vesting is conditioned upon such named executive officer being an employee of the Company on the vesting date.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value realized on Vesting ($)
Stephen A. Wynn	N/A	N/A	N/A	N/A
John Strzemp	5,000	$581,800	N/A	N/A
Ronald J. Kramer	N/A	N/A	30,000	$3,536,100
Marc D. Schorr	N/A	N/A	25,000	$2,946,750
Linda Chen	18,750	$2,195,188	N/A	N/A

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Payments Made Upon Termination Due to Death, Complete Disability or License Revocation

The Company’s employment agreements with its named executive officers provide that such agreements terminate automatically upon death or complete disability of the employee, as well as upon failure of the employee to obtain or maintain required gaming licenses. Upon such termination, the employee is entitled to a lump sum payment of base salary and accrued and unpaid vacation through the termination date.

Payments Made Upon Termination Without Cause at Employer’s Election During the Term

The Company’s employment agreements with its named executive officers provide that such agreements are terminable by the Company without cause upon notice to the employee, so long as a “separation payment” is paid within 10 days of such notice. The “separation payment” includes (a) base salary through the end of the term of the agreement, but not less than 12 months (and in Mr. Wynn’s case, not more than 4 years); (b) bonus for all bonus periods based upon last bonus paid through the end of the term (and in Mr. Wynn’s case, not more than 4 years); and (c) a tax gross up in certain circumstances. In addition, the employee is entitled to health benefits coverage under the same plan or arrangement as the employee was covered immediately prior to termination. Health benefits are to be provided until the earlier of the remainder of the original term, or until the employee is covered by a plan of another employer. In addition, the stock option agreements and restricted stock agreements for all named executive officers other than Mr. Wynn provide that all unvested options and shares will vest.

Payments Made Upon Termination by Employee after Change in Control for Good Reason

The Company’s employment agreements with its named executive officers provide that such agreements are terminable by the employee for good reason after a change in control. A change in control is defined as (a) any person or group (other than Mr. Wynn and his affiliates) becomes the beneficial owner of more than 50% of the Company’s outstanding securities; or (b) the existing directors of the Company (including those elected in the normal course and not including those elected as a result of an actual or threatened election contest) cease to constitute a majority of the Board of Directors of the Company. Good reason is defined as: (i) reduction of employee’s base salary; (ii) discontinuation of employer’s bonus plan without immediately replacing such bonus plan with a plan that is the substantial economic equivalent of such bonus plan, or amends such bonus plan so as to materially reduce employee’s potential bonus at any given level of economic performance of employer or its successor entity; (iii) material reduction in the aggregate benefits and perquisites to employee; (iv) requirement that such employee change the location or his or her job or office by a distance of more than 25 miles; (v) reduction of responsibilities or required reporting to a person of lower rank or responsibilities; or (v)i failure to expressly assume in writing the employment agreement. Upon termination by the employee pursuant to this provision, the employee is entitled to the same amounts described under “Payments Made Upon Termination Without Cause at Employer’s Election During the Term” above. Pursuant to the terms of the applicable stock option agreements and restricted stock grant agreements, all outstanding options and unvested shares of restricted stock held by each of Mr. Kramer, Schorr, Strzemp and Ms. Chen immediately vest upon termination by the Company without cause or upon termination by the employee for good reason after a change in control.

Payments Made Upon Termination by Employee During the Term

Only Mr. Kramer is entitled to voluntarily terminate his employment agreement during the term. Upon such termination, Mr. Kramer is entitled to payment of all base salary, bonus, unreimbursed expenses and vacation earned but not paid at the time of termination.

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing agreements and arrangements if the named executive’s employment had terminated on December 31, 2007 given the named executive’s compensation as of such date and, if applicable, based on the company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits generally to salaried employees, such as distributions under the company’s 401(k) plan. In addition, in connection with any actual termination of employment, the Compensation Committee may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate.

The actual amounts that would be paid upon a named executive officer’s termination of employment can only be determined at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age.

Stephen A. Wynn

In the case of Mr. Wynn, the payments to be made upon “Termination Without Cause at Employer’s Election During the Term” and “Termination by Employee for Good Reason After Change in Control for Good Reason” are limited to four years (rather than the remainder of the term).

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term (1)(3)	Termination by Employee for Good Reason After Change in Control (1)(3)
Base Salary	Amount earned and unpaid through the date of termination.	$13,000,000	$13,000,000
Bonus	$7,500,000	$37,500,000	$37,500,000
Stock Options/Restricted Stock	N/A	N/A	N/A
Tax Gross Up	$0	$0	$17,453,535
Benefits(2)	$0	$323,214	$471,647

(1)	Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(2)	Bonus amounts include bonuses for 2007 performance year paid in 2008.

John Strzemp

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(3)	Termination by Employee for Good Reason After Change in Control(3)
Base Salary	Amount earned and unpaid through the date of termination.	$600,000	$600,000
Bonus	$1,200,000	$2,400,000	$2,400,000
Stock Options/Restricted Stock(1)	$2,773,000	$0	$0
Tax Gross Up	$0	$0	$0
Benefits(2)	$0	$13,212	$20,789

(1)	The unvested 50,000 stock option grant would vest immediately upon death or complete disability. Using the closing price on December 31, 2007, the value of such options upon exercise would have been $2,773,000.
(2)	Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(3)	Includes bonus for 2007 performance year paid in 2008.

Ronald J. Kramer

	Termination Upon Voluntary Termination by the Employee	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(4)	Termination by Employee for Good Reason After Change in Control(3)
Base Salary	Amount earned and unpaid through the date of termination	Amount earned and unpaid through the date of termination.	$1,300,000	$1,300,000
Bonus	N/A	$2,600,000	$5,200,000	$5,200,000
Stock Options/Restricted Stock(1)	N/A	$6,727,800	$0	$6,727,800
Tax Gross Up	N/A	$0	$0	$0
Benefits(2)	$0	$0	$6,300	$11,141

(1)	Upon the death, complete disability or change of control 60,000 restricted stock grants would vest. Using the closing price on December 31, 2007, the value of such grants upon vesting would have been $6,727,800.
(2)	Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(3)	Bonus amount includes bonus for 2007 performance year paid in 2008.

Marc D. Schorr

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(4)	Termination by Employee for Good Reason After Change in Control(3)
Base Salary	Amount earned and unpaid through the date of termination.	$0	$0
Bonus	$3,500,000	$3,500,000	$3,500,000
Stock Options/Restricted Stock(1)	$5,606,500	$0	$5,606,500
Tax Gross Up	$0	$0	$0
Benefits(2)	$0	$0	$0

(1)	Upon the death, complete disability or change of control 50,000 restricted stock grants would vest. Using the closing price on December 31, 2007, the value of such grant upon vesting would have been $5,606,500.
(2)	Mr. Schorr’s employment agreement had expired on October 31, 2007.
(3)	Bonus amount includes bonus for 2007 performance year paid in 2008.

Linda Chen

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(4)	Termination by Employee for Good Reason After Change in Control(4)
Base Salary	Amount earned and unpaid through the date of termination.	$3,583,333	$3,583,333
Bonus	$2,000,000	$8,000,000	$8,000,000
Stock Options/Restricted Stock(1)(2)	$5,546,000	$2,647,726	$2,647,726
Tax Gross Up	$0	$0	$5,618,828
Benefits(3)	$0	$142,085	$207,337

(1)	The unvested 100,000 stock option grant would vest immediately upon death or complete disability. Using the closing price on December 31, 2007, the value of such options upon exercise would have been $5,546,000.
(2)	Upon termination without cause the restricted stock will vest on a pro-rated basis based on the number of months since the grant date. Using the closing price on December 31, 2007, the value of such 23,613 shares would have been $2,647,726.
(3)	Continued health benefits for remainder of term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(4)	Bonus includes bonus for 2007 performance year paid in 2008.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes, as of December 31, 2007, compensation plans under which our equity securities are authorized for issuance, aggregated as to: (i) all compensation plans previously approved by stockholders; and (ii) all compensation plans not previously approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	2,024,425	$48.04	4,430,712
Equity compensation plans not approved by security holders	—	—	—

Total	2,024,425	$48.04	4,430,712

(1)	This amount excludes restricted stock awards issued. In addition to the above, there are 489,500 shares of unvested restricted stock awards outstanding under an approved plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Historically, the Audit Committee of the Board of Directors has pre-approved or ratified all transactions between the Company and any related person, regardless of amount. In February, 2007, the Audit Committee adopted a written policy codifying its prior practice. The policy applies to transactions with any related person, which SEC rules define to include directors, director nominees, executive officers, beneficial owners of in excess of 5% of the outstanding shares of the Company’s common stock, and their respective immediate family members. The policy classified as pre-approved (a) employment of executive officers and director compensation if the compensation is required to be reported under Item 402 of the Securities and Exchange Commission’s compensation disclosure requirements; (b) transactions with another company or charitable contributions if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s or donee’s shares if the aggregate amount does not exceed the greater of $100,000 or 2% of that company’s or donee’s total annual revenues; (c) transactions where the related person’s interest arises solely from the ownership of the Company’s stock and all stockholders benefit on a pro rata basis; (d) transactions involving competitive bids; (e) regulated transactions involving services as a common carrier or public utility at rates fixed in conformity with law or governmental authority; and (f) transactions with related parties involving a bank as depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. The Committee receives notice of the occurrence of all pre-approved transactions. All other transactions with related persons are subject to approval or ratification by the Committee.

The following are the material transactions or agreements between the Company and related persons. The Audit Committee has approved or ratified all of these transactions that occurred after the date of the adoption of the policy.

Stockholders Agreement.    Mr. Wynn, Aruze USA and Baron Asset Fund are parties to a stockholders agreement that establishes various rights among Mr. Wynn, Aruze USA and Baron Asset Fund with respect to the ownership and management of the Company. These rights include, but are not limited to, preemptive rights, rights of first refusal, tag-along rights and certain other restrictions on the transfer of the shares of the Company’s common stock owned by the parties to the stockholders agreement. Aruze USA is a wholly owned subsidiary of Aruze Corp., a corporation in which one of our directors, Mr. Okada, owns a controlling interest and where he serves as Chairman. Mr. Okada currently serves as Chairman of Aruze USA.

Under the stockholders agreement, if Mr. Wynn, Aruze USA or Baron Asset Fund purchase shares of the Company’s common stock from the Company in a private placement on terms and conditions that are not offered to the other parties to the agreement, the purchasing stockholder must afford the other parties preemptive rights. These preemptive rights will allow the non-purchasing parties to purchase that number of shares in the purchasing stockholder’s allotment of private placement shares that is necessary to maintain the parties’ shares in the same proportion to each other that existed prior to the private placement.

In addition, under the stockholders agreement, the parties granted each other a right of first refusal on their respective shares of the Company’s common stock. Under this right of first refusal, if any such stockholder wishes to transfer any of his or its shares of the Company’s common stock to anyone other than a permitted transferee (as defined in the agreement), and has a bona fide offer from any person to purchase such shares, the stockholder must first offer the shares to the other parties to the stockholders agreement on the same terms and conditions as the bona fide offer. In addition to this right of first refusal, Mr. Wynn and Aruze USA also granted each other and Baron Asset Fund a tag-along right on their respective shares of the Company’s common stock. Under this tag-along right, Mr. Wynn and Aruze USA, before transferring his or its shares to any person other than a permitted transferee, must first allow the other parties to the agreement to participate in such transfer on the same terms and conditions.

The stockholders agreement also provides that, upon the institution of a bankruptcy action by or against a party to the stockholders agreement, the other parties to the agreement will be given an option to purchase the bankrupt stockholder’s shares of the Company’s common stock at a price to be agreed upon by the bankrupt stockholder and the other stockholders, or, if a price cannot be agreed upon by such stockholders, at a price equal to their fair market value. In addition, under the stockholders agreement, if there is a direct or indirect change of control of any party to the agreement, other than Baron Asset Fund, the other parties to the agreement have the option to purchase the shares of the Company’s common stock held by the party undergoing the change in control. Under the agreement, a stockholder may assign its options to the Company.

In addition, under the stockholders agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of the Company’s common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remainder of which will be designated by Aruze USA. In addition, in November 2006, this agreement was amended to require the written consent of both Mr. Wynn and Aruze prior to either party selling any shares they own.

On November 13, 2006, the Board of Directors approved an amendment to the Company’s Bylaws that exempts future acquisitions of the Company’s shares by either Mr. Wynn or Aruze USA, Inc. from Nevada’s control share acquisition statutes. The Nevada acquisition of controlling interest statutes require stockholder approval in order to exercise voting rights in connection with any acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by certain acquiring persons provide that these statutes do not apply to the corporation or the acquisition specifically by types of existing or future stockholders. The statutes define a “controlling interest” as (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more, of the voting power in the election of directors. As a result of the Bylaw amendment, either Mr. Wynn or Aruze USA, Inc. or their respective affiliates may acquire ownership of outstanding voting shares of the Company permitting them to exercise more than one-third but less than a majority, or a majority or more, of all the voting power of the Company in the election of directors, without requiring a resolution of the stockholders of the Company granting voting rights in the control shares acquired.

Art Gallery.    At the opening of the Wynn Las Vegas, the resort included an art gallery that displayed rare paintings from The Wynn Collection, a private collection of fine art owned by Mr. and Mrs. Wynn. Prior to June 30, 2005, the Company leased The Wynn Collection from Mr. and Mrs. Wynn for an annual fee of one dollar ($1), and the Company was entitled to retain all revenues from the public display of The Wynn Collection and the related merchandising revenues. The Company was responsible for all expenses incurred in exhibiting and safeguarding The Wynn Collection, including the cost of insurance (including terrorism insurance) and taxes relating to the rental of The Wynn Collection. On June 30, 2005, this lease arrangement was restructured at the request of the Company. However, the material economic terms of the leasing relationship applicable to Mr. and Mrs. Wynn remained unchanged. In February 2006, the Company closed the art gallery and converted the gallery location into additional retail stores. The artwork in the gallery has been relocated to different venues within Wynn Las Vegas. The Company continues to be responsible for all expenses in exhibiting and safeguarding The Wynn Collection.

Surname and Rights of Publicity Agreements.    On August 6, 2004, Wynn Resorts Holdings, LLC entered into agreements with Mr. Wynn that confirm and clarify Wynn Resorts Holdings’ rights to use the “Wynn” name and Mr. Wynn’s persona in connection with its casino resorts. Under the parties’ Surname Rights Agreement, Mr. Wynn granted Wynn Resorts Holdings an exclusive, royalty-free, fully paid, perpetual, worldwide license to use, and to own and register trademarks and service marks incorporating the “Wynn” name for casino resorts and related businesses, together with the right to sublicense the name and marks to its affiliates. Under the parties’ Rights of Publicity License, Mr. Wynn granted the Wynn Resorts Holdings the exclusive, royalty-free, worldwide right to use his full name, persona and related rights of publicity for casino resorts and related businesses, together with the ability to sublicense the persona and publicity rights to its affiliates, until October 24, 2017.

Villa Lease.    On December 29, 2004, Wynn Las Vegas entered into an agreement with Mr. Wynn for the lease of a villa suite in the Wynn Las Vegas resort to Mr. and Mrs. Wynn as their personal residence. Lease payments under this agreement commenced on July 1, 2005, the date Mr. and Mrs. Wynn moved into the villa. The term of the agreement continues from year to year unless terminated on at least 90 days’ written notice prior to the end of any lease year, or upon the death of Mr. Wynn. Based on third party appraisals, the Audit Committee determined the rent for each year in the three-year period commencing July 1, 2005 and ending June 30, 2008 to be $580,000. Services for, and maintenance of, the suite are included in the rental, with certain exceptions.

Aircraft Arrangements.    Messrs. Wynn, Kramer and Schorr have time-sharing agreements with Las Vegas Jet, LLC, a wholly owned indirect subsidiary of the Company, covering their personal use of Company-owned aircraft. These time-share agreements require the Company to include as taxable compensation of such executive, his and his family’s share of the direct costs that the Company incurs in operating the aircraft, up to an amount determined by using the Internal Revenue Service Standard Industry Fare Level (SIFL) tables. During 2007, the following amounts were included in the executives’ taxable compensation pursuant to these timesharing arrangements: Stephen A. Wynn $145,739; Mr. Kramer $0; and Mr. Schorr $76,739. In the event that direct costs in operating the aircraft exceed the amounts determined by using the SIFL method, such additional costs are paid for by the Company. Pursuant to the provisions of the American Jobs Creation Act of 2004, such additional costs incurred after October 22, 2004 are not eligible to be claimed as a deduction for United States federal income tax purposes. $3,740,382 and $1,372,065 were disallowed in 2007 and 2006, respectively.

Reimbursable Costs.    The Company periodically incurs costs on Mr. Wynn’s, Mr. Schorr’s and Mr. Kramer’s behalf, including costs with respect to personal use of the corporate aircraft, household employees, personal legal fees, construction work and other personal purchases and services. Mr. Wynn and other officers have deposits with the Company to prepay any such items. These deposits are replenished on an ongoing basis as needed. At December 31, 2007, Mr. Wynn, Mr. Schorr and Mr. Kramer had a credit balance with the Company of $305,559, $42,660 and $8,674, respectively.

Aruze Slot Purchase.    In 2007, Wynn Macau, an affiliate of the Company, purchased 15 slot machines, along with related parts and services, from Aruze USA, a corporation for which one of our directors, Mr. Okada, currently serves as Chairman and Treasurer, for use at Wynn Macau. The Aruze machines were purchased in an arm’s length transaction at market prices for a total purchase price of approximately $266,000.

TransOrbit.    Each of Wynn Las Vegas and Wynn Macau has entered into agreements with TransOrbit, a travel agency affiliated with Aruze Corp., for the sale of rooms in their hotel. Wynn Las Vegas and Wynn Macau provide a certain number of hotel rooms to TransOrbit at a wholesale net rate in which TransOrbit can sell the rooms to tour operators and travel agents as part of a travel package. The agreement with TransOrbit is at arms length and similar to other agreements with tour operators. One of Wynn Resorts’ directors, Mr. Okada, currently serves as Chairman of Aruze Corp.

Tax Indemnification Agreement.    In 2002, Stephen A. Wynn, Aruze USA, Baron Asset Fund, and the Kenneth R. Wynn Family Trust (referred to collectively as the “Valvino members”), Valvino and the Company entered into a tax indemnification agreement relating to their respective income tax liabilities from the contribution of their Valvino membership interests to the Company. The tax indemnification agreement generally provides that the Valvino members will be indemnified by the Company and its subsidiaries for additional tax costs (including interest and penalties) caused by reallocations of income or deductions that increase the taxable income or decrease the tax loss of the Valvino members for the period prior to the contribution of the Valvino membership interests. Any payment made pursuant to the agreement by the Company or any of its subsidiaries to the Valvino members may be non-deductible for income tax purposes.

In addition to the above, the Company (or its subsidiaries) employs (a) Andrew Pascal, the nephew of Mr. and Mrs. Wynn, as President of Wynn Las Vegas; (b) Eddie Tseng, the spouse of Ms. Chen, as Senior Vice President of Customer Development of Worldwide Wynn, LLC; (c) Peter Early, the son-in-law of Mr. and Mrs. Wynn, as Vice President—Human Resources of Wynn Las Vegas; and (d) Michael Pascal, the father of Andrew Pascal and brother of Mrs. Wynn, as a Senior Executive Host of Wynn Las Vegas, and Mr. Michael Pascal’s wife, Mary Ann Pascal, as a Host at Wynn Las Vegas. The Audit Committee of the Company approved each such employment arrangement in advance and determined that compensation was at (or below) levels paid to non-family members. 2007 total compensation paid to the above named individuals included the following amounts calculated in the same manner as the Summary Compensation values presented for named executive officers: (a) to Andrew Pascal, base salary and bonus of $2,990,385, equity based compensation expense of $954,284, and other compensation of $157,828, (b) to Eddie Tseng, base salary and bonus of $475,000, equity based compensation expense of $58,685, and other compensation of $4,975, (c) to Peter Early, base salary and bonus of $265,748, equity based compensation expense of $67,900, and other compensation of $31,278, (d) to Michael Pascal, base salary and bonus of $157,452, equity based compensation expense of $100,731, and other compensation of $1,920, and (e) to Mary Ann Pascal, base salary and bonus of $257,582, equity based compensation expense of $65,752, and other compensation of $24,000. The Company anticipates that these individuals, other than Mr. Early who will leave Wynn Las Vegas in June 2008, will continue to serve in their respective positions during 2008.

The Report of Audit Committee and Report of Compensation Committee shall not be deemed to be incorporated by reference through any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, and shall not otherwise be deemed to be “soliciting materials” or to be filed with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are also required to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during 2007.

STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2009 Annual Meeting, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Such proposals must be received by the Company at its offices at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109 no later than November 27, 2008.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 60 days and not more than 90 days prior to the date of the meeting, or not more than 10 days from the public announcement of the meeting if the meeting is first publicly announced less than 70 days prior to the date of the meeting. Accordingly, for our 2009 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than March 1, 2009 and no earlier than January 1, 2009. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a stockholder fails to comply with the forgoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the Annual Meeting and, to the extent permitted by law, on any other business that may properly come before the Annual Meeting and any adjournments. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

ANNUAL REPORT

Our financial statements for the year ended December 31, 2007, are included in our 2007 Annual Report to Stockholders, which we are providing to our stockholders at the same time as this proxy statement. Our annual report and this proxy statement are also posted on the Internet at http://www.wynnresorts.com. If you would like to receive a printed copy of these materials, please call our Investor Relations department at (702)770/7555 or send a written request to the Company at Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, NV 89109, Attn: Investor Relations, and we will send a copy to you.

HOUSEHOLDING

The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Company’s Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability or proxy statement and annual report to a stockholder at a shared address to which a single copy of the document was delivered. A stockholder who wishes to receive a separate copy of the Notice of Internet Availability or proxy statement and annual report, now or in the future, should submit their request to the Company by telephone at 702/770-7555 or by submitting a written request to Investor Relations, Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, NV 89109. Beneficial owners sharing an address who are receiving multiple copies of Notice of Internet Availability or proxy statement and annual report and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all stockholders at the shared address in the future. However, please note that if you wish to receive a paper proxy card or voting instruction form or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions included in the Notice of Internet Availability that was sent to you.

EXHIBIT A

WYNN RESORTS, LIMITED

2002 STOCK INCENTIVE PLAN

1. Purposes of the Plan.    The purposes of this Plan are:

(a) to attract and retain the best available personnel for positions of substantial responsibility,

(b) to provide additional incentive to selected key Employees, Consultants and Directors, and

(c) to promote the success of the Company’s business.

2. Definitions.    For the purposes of this Plan, the following terms will have the following meanings:

(a) “Administrator” means the Board or any of its Committees that administer the Plan, in accordance with Section 4.

(b) “Applicable Laws” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Administrator.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” shall have the meaning set forth in a Grantee’s employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Grantee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Grantee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Grantee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended. For all purposes of this Plan, references to Code sections shall be deemed to include any successor Code sections, to the extent reasonably appropriate as determined by the Administrator.

(f) “Committee” means a Committee appointed by the Board in accordance with Section 4.

(g) “Common Stock” means the common stock, $0.01 par value per share, of the Company.

(h) “Company” means Wynn Resorts, Limited, a Nevada corporation.

(i) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services and who is compensated for such services, provided that the term “Consultant” does not include (i) Employees, (ii) Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors or (iii) any person who provides services in connection with the offer or sale of securities in a capital-raising transaction, or who directly or indirectly promotes or maintains a market for the securities of the Company.

(j) “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Board or required by Applicable Law, including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor, or (iii) in the case of a Nonqualified Stock Option or Stock Award, the ceasing of a person to be an Employee while such person remains a Director or Consultant, the ceasing of a person to be a Director while such person remains an Employee or Consultant, or the ceasing of a person to be a Consultant while such person remains an Employee or Director.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Employee” means any person, including Officers and Directors employed as a common law employee by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient, in and of itself, to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of NASDAQ, the Fair Market Value of a Share of Common Stock will be (A) the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, or (B) any sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the day of determination, as the Administrator may select, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(ii) If the Common Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market System) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on (A) the last market trading day prior to the day of determination, or (B) the day of determination, as the Administrator may select, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(iii) If the Common Stock is not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Administrator considers appropriate, such determination by the Administrator to be final, conclusive and binding.

(p) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

(q) “Grant Notice” shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Grant Notice is part of the Option Agreement.

(r) “Grantee” shall mean (i) any Optionee or (ii) any Employee, Consultant or Director to whom a Stock Award has been granted pursuant to this Plan.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “NASDAQ” means the National Association of Securities Dealers, Ltd. Automated Quotation System.

(u) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted under this Plan.

(x) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of this Plan.

(y) “Option Exchange Program” means a program in which outstanding Options are surrendered in exchange for Options with a lower exercise price.

(z) “Optioned Stock” means the Common Stock subject to an Option.

(aa) “Optionee” means an Employee, Consultant or Director who holds an outstanding Option.

(bb) “Parent” means a “parent corporation” with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

(cc) “Plan” means this 2002 Stock Incentive Plan.

(dd) “Section” means, except as otherwise specified, a section of this Plan.

(ee) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15.

(ff) “Stock Award” shall mean a grant or sale by the Company of a specified number of Shares upon terms and conditions determined by the Administrator.

(gg) “Subsidiary” means (i) a “subsidiary corporation” with respect to the Company, whether now or later existing, as defined in Section 424(f) of the Code, or (ii) a limited liability company, whether now or later existing, which would be a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code if it were a corporation.

3. Stock Subject to the Plan.    Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan will be 9,750,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or if a Stock Award shall be cancelled or surrendered or expire for any reason without having been received in full, the Shares that were not purchased or received or that were cancelled will become available for future grant or sale under the Plan (unless the Plan has terminated). If the Company repurchases Shares which were issued pursuant to the exercise of an Option or grant of a Stock Award, however, those repurchased Shares will not be available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Composition of the Administrator.    Unless the Board expressly resolves to the contrary, the Plan will be administered only by a Committee, which will then consist solely of persons appointed by the Board, each of whom are both “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are both “non-employee directors” and “outside directors” shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

(ii) Multiple Administrative Bodies.    The Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees and Consultants who are neither Directors nor Officers.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to that Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o);

(ii) to select the Consultants, Employees or Directors to whom Options or Stock Awards may be granted;

(iii) to determine whether and to what extent Options or Stock Awards are granted, and whether Options are intended as Incentive Stock Options or Nonqualified Stock Options;

(iv) to determine the number of Shares to be covered by each Option or Stock Award granted;

(v) to approve forms of Grant Notices, Option Agreements and agreements governing Stock Awards;

(vi) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any grant of Options or Stock Awards, including, but not limited to, (A) the Options’ exercise price, (B) the time or times when Options may be exercised or Stock Awards will be vested, which may be based on performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant, (C) any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Optioned Stock or Stock Award, based in each case on factors that the Administrator determines in its sole discretion, including but not limited to a requirement subjecting the Optioned Stock or Shares to (1) certain restrictions on transfer (including without limitation a prohibition on transfer for a specified period of time and/or a right of first refusal in favor of the Company), and (2) a right of repurchase in favor of the Company upon termination of the Grantee’s Continuous Status as an Employee, Director or Consultant;

(vii) to reduce the exercise price of any Option to the Fair Market Value at the time of the reduction, if the Fair Market Value of the Common Stock covered by that Option has declined since the date it was granted;

(viii) to accelerate the vesting or exercisability of an Option or Stock Award;

(ix) to determine the terms and restrictions applicable to Options or Stock Awards;

(x) to modify or amend each Option or Stock Award, subject to Section 17(c);

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xii) to institute an Option Exchange Program;

(xiii) to construe and interpret the terms of this Plan;

(xiv) to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan; and

(xv) to make all other determinations it considers necessary or advisable for administering this Plan.

(c) Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations will be final and binding on all holders of Options or Stock Awards. The Administrator shall not be required to exercise its authority or discretion on a uniform or nondiscriminatory basis.

5. Eligibility.    Options granted under this Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant. Nonqualified Stock Options and Stock Awards may be granted to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees; provided, however, that Incentive Stock Options shall not be granted to Employees of a Subsidiary that is a limited liability company unless such limited liability company is wholly-owned by the Company or by a Subsidiary that is a corporation. If otherwise eligible, an Employee, Consultant or Director who has been granted an Option or a Stock Award may be granted additional Options or Stock Awards.

6. Limitations on Grants of Incentive Stock Options.    Each Option will be designated in the Grant Notice as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, if the Shares subject to an Optionee’s Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be treated as Nonqualified Stock Options. For purposes of this Section 6, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

7. Limit on Annual Grants to Individuals.    From and after such time as the Company is required to be registered pursuant to Section 12 of the Exchange Act, no Optionee may receive grants, during any fiscal year of the Company or portion thereof, of Options which, in the aggregate, cover more than 1,500,000 Shares, subject to adjustment as provided in Section 15. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that expired or terminated Option will continue to count against the maximum numbers of shares for which Options may be granted to an Optionee during any fiscal year of the Company or portion thereof.

8. Term of the Plan.    Subject to Section 21, this Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 21. It will continue in effect for a term of ten years unless terminated earlier under Section 17. Unless otherwise provided in this Plan, its termination will not affect the validity of any Option or Stock Award outstanding at the date of termination, which shall continue to be governed by the terms of this Plan as though it remained in effect.

9. Term of Option.    The term of each Option will be stated in the Option Agreement; provided, however, that in no event may the term be more than ten years from the date of grant. In addition, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Option Agreement.

10. Option Exercise Price and Consideration.

(a) Exercise Price of Incentive Stock Options.    The exercise price for Shares to be issued pursuant to exercise of an Incentive Stock Option will be determined by the Administrator provided that the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant; provided, further that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(b) Exercise Price of Nonqualified Stock Options.    In the case of a Nonqualified Stock Option, the exercise price for Shares to be issued pursuant to the exercise of any such Option will be determined by the Administrator.

(c) Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions which must be satisfied before the Option may be exercised. Exercise of an Option may be conditioned upon performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant.

(d) Form of Consideration.    The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist partially or entirely of:

(i) cash;

(ii) to the extent permitted by Applicable Law, a promissory note made by the Optionee in favor of the Company;

(iii) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which an Option will be exercised;

(iv) delivery of a properly executed exercise notice together with any other documentation as the Administrator and the Optionee’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(v) any other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at times and under conditions determined by the Administrator and set forth in the Option Agreement; provided, however, that an Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) all representations, indemnifications and documents reasonably requested by the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Subject to the provisions of Sections 14, 18, and 19, the Company will issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Plan. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares of Common Stock acquired upon exercise of an Option, if those Shares remain subject to repurchase under the provisions of the Option Agreement or any other agreement between the Company and the Optionee, or if those Shares are collateral for a loan or obligation due to the Company.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Employment or Consulting Relationship or Directorship.    If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of 90 days following such termination (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

(c) Disability of Optionee.    If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of 12 months following such termination (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

(d) Death of Optionee.    If an Optionee holds exercisable Options on the date his or her death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Options that were vested and exercisable as of the date of death for a period of 12 months following the date of death (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of death, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

(e) Termination for Cause.    If an Optionee’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, then all Options (including any vested Options) held by Optionee shall immediately be terminated and cancelled.

(f) Disqualifying Dispositions of Incentive Stock Options.    If Common Stock acquired upon exercise of any Incentive Stock Option is disposed of in a disposition that, under Section 422 of the Code, disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Common Stock immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

12. Non-Transferability of Options.

(a) No Transfer.    An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, to the extent that the Administrator so authorizes at the time a Nonqualified Stock Option is granted or amended, (i) such Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse or former spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, or (ii) such Option may be assigned, in whole or in part, during the Optionee’s lifetime to one or more Family Members of the Optionee. Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate.

(b) Designation of Beneficiary.    An Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee’s death. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Optionee may change such designation of beneficiary at any time by written notice to the Administrator, subject to the above spousal consent requirement.

(c) Effect of No Designation.    If an Optionee dies and there is no beneficiary validly designated and living at the time of the Optionee’s death, the Company will deliver such Optionee’s Options to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(d) Death of Spouse or Dissolution of Marriage.    If an Optionee designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Optionee’s marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Optionee. Without limiting the generality of the preceding sentence, the interest in Options of a spouse of an Optionee who has predeceased the Optionee or (except as provided in Section 12(a) regarding qualified domestic relations orders) whose marriage has been dissolved will automatically pass to the Optionee, and will not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor will any such interest pass under the laws of intestate succession.

13. Stock Awards.

(a) Grant.    Subject to the express provisions and limitations of the Plan, the Administrator, in its sole and absolute discretion, may grant Stock Awards to Employees, Consultants or Directors for a number of shares of Common Stock on such terms and conditions and to such Employees, Consultants or Directors as it deems advisable and specifies in the respective grants. Subject to the limitations and restrictions set forth in the Plan, an Employee, Consultant or Director who has been granted an Option or Stock Award may, if otherwise eligible, be granted additional Options or Stock Awards if the Administrator shall so determine.

(b) Restrictions.    The Administrator, in its sole and absolute discretion, may impose restrictions in connection with any Stock Award, including without limitation, (i) imposing a restricted period during which all or a portion of the Common Stock subject to the Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered (the “Restricted Period”), (ii) providing for a vesting schedule with respect to such Common Stock such that if a Grantee ceases to be an Employee, Consultant or Director during the Restricted Period, some or all of the shares of Common Stock subject to the Stock Award shall be immediately forfeited and returned to the Company. The Administrator may, at any time, reduce or terminate the Restricted Period. Each certificate issued in respect of shares of Common Stock pursuant to a Stock Award which is subject to restrictions shall be registered in the name of the Grantee, shall be deposited by the Grantee with the Company together with a stock power endorsed in blank and shall bear an appropriate legend summarizing the restrictions imposed with respect to such shares of Common Stock.

(c) Rights As Shareholder.    Subject to the terms of any agreement governing a Stock Award, the Grantee of a Stock Award shall have all the rights of a shareholder with respect to the Common Stock issued pursuant to a Stock Award, including the right to vote such Shares; provided, however, that dividends or distributions paid with respect to any such Shares which have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Shares have vested unless otherwise provided by the Administrator in its sole discretion. A Grantee shall not be entitled to interest with respect to the dividends or distributions so deposited.

14. Withholding Taxes.    The Company will have the right to take whatever steps the Administrator deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company’s obligations to deliver Shares upon the exercise of an Option or in connection with a Stock Award will be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise of an Option, the Company will have the right to withhold taxes from any other compensation or other amounts which it may owe to the Optionee, or to require the Optionee to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to the Shares issued on such exercise. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Grantee to satisfy all or part of any withholding tax liability by (a) having the Company withhold from the Shares which would otherwise be issued in connection with a Stock Award or on the exercise of an Option that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company’s withholding tax liability, or (b) by delivering to the Company previously-owned and unencumbered Shares of the Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company’s withholding tax liability.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or a successor entity, or for other property (including without limitation, cash), through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares as to which Options and Stock Awards may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to Stock Awards or unexercised Options which have been granted prior to any such change will likewise be made. Any such adjustment in the outstanding Options will be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive.

Where an adjustment under this Section 15(a) is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option had not been previously exercised or a Stock Award had not previously vested, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Administrator may, in the exercise of its sole discretion, declare that any Stock Award shall become vested or any Option will terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

(c) Corporate Transaction.    Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Optionees); (ii) accelerate any vesting schedule to which an Option or Stock Award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Stock Awards and the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options had such exercise occurred in full prior to such transaction; or (iv) cancel Options or Stock Awards upon payment to the Optionees or Grantees in cash, with respect to each Option or Stock Award to the extent then exercisable or vested (including, if applicable, any Options or Stock Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of Options) the exercise price of the Option. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement or agreement governing a Stock Award.

16. Date of Grant.    The date of grant of an Option or Stock Award will be, for all purposes, the date as of which the Administrator makes the determination granting such Option or Stock Award, or any other, later date determined by the Administrator and specified in the Option Agreement. Notice of the determination will be provided to each Grantee within a reasonable time after the date of grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter or suspend or terminate the Plan.

(b) Shareholder Approval.    The Company will obtain shareholder approval of any Plan amendment that increases the number of Shares for which Options or Stock Awards may be granted, or to the extent necessary and desirable to comply with Section 422 of the Code (or any successor statute) or other Applicable Laws, or the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, will be obtained in such a manner and to such a degree as is required by the Applicable Law or requirement.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan will impair the rights of a Grantee, unless mutually agreed otherwise between the Grantee and the Administrator. Any such agreement must be in writing and signed by the Grantee and the Company.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares will not be issued in connection with a Stock Award or pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares will comply with all Applicable Laws, and will be further subject to the approval of counsel for the Company with respect to such compliance. Any securities delivered under the Plan will be subject to such restrictions, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Laws. To the extent permitted by Applicable Laws, the Plan and Options and Stock Awards granted hereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b) Investment Representation.    As a condition to the exercise of an Option or grant of a Stock Award, the Company may require the person exercising such Option or receiving such Stock Award to represent and warrant at the time of any such exercise or receipt that the Shares are being acquired only for investment and without any present intention to sell, transfer, or distribute such Shares.

19. Liability of Company.

(a) Inability to Obtain Authority.    If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b) Grants Exceeding Allotted Shares.    If the Optioned Stock covered by an Option or Shares subject to a Stock Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Option or Stock Award will be contingent with respect to such excess Shares, unless and until shareholder approval of an amendment sufficiently increasing the number of Shares subject to this Plan is timely obtained in accordance with Section 17(b).

(c) Rights of Participants and Beneficiaries.    The Company will pay all amounts payable under this Plan only to the Grantee, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Grantee or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

20. Reservation of Shares.    The Company will at all times reserve and keep available for issuance a number of Shares sufficient to satisfy this Plan’s requirements during its term.

21. Shareholder Approval.    Continuance of this Plan will be subject to approval by the shareholders of the Company within 12 months before or after the date of its adoption. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. Options or Stock Awards may be granted but Options may not be exercised prior to shareholder approval of the Plan. If any Options or Stock Awards are so granted and shareholder approval is not obtained within 12 months of the date of adoption of this Plan by the Board, those Options or Stock Awards will terminate retroactively as of the date they were granted.

22. Legending Stock Certificates.    In order to enforce any restrictions imposed upon Common Stock issued in connection with a Stock Award or upon exercise of an Option granted under this Plan or to which such Common Stock may be subject, the Administrator may cause a legend or legends to be placed on any certificates representing such Common Stock, which legend or legends will make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by Applicable Laws. Additionally, and not by way of limitation, the Administrator may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable.

23. No Employment Rights.    Neither this Plan nor any Option or Stock Award will confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Company, or continuing service as a Director, nor will they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or consulting relationship or directorship at any time, with or without cause.

24. Governing Law.    The Plan will be governed by, and construed in accordance with the laws of the State of Nevada (without giving effect to conflicts of law principles).

FIRST AMENDMENT TO THE

WYNN RESORTS, LIMITED 2002 STOCK INCENTIVE PLAN

Wynn Resorts, Limited, a Nevada corporation (the “Company”), hereby amends the Wynn Resorts, Limited 2002 Stock Incentive Plan (the “Plan”), with reference to the following facts:

A. The Company maintains the Plan to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to selected key employees, consultants and directors through the grant of stock options and stock awards.

B. By Section 17 of the Plan, the Board of Directors of the Company has reserved the right to amend the Plan.

C. The Board of Directors of the Company has authorized the amendment of the Plan to limit the authority of the Administrator to make grants of Options and Stock Awards to any Employee, Consultant or Director who owns more than five percent of the issued and outstanding Common Stock of the Company.

NOW, THEREFORE, the Plan is hereby amended, effective as of October 21, 2002, as follows:

1. Section 4(b)(ii) of the Plan is hereby amended to provide in its entirety as follows:

“(ii) to select the Employees, Consultants or Directors to whom Options or Stock Awards may be granted; provided, however, that the Administrator shall have no authority or discretion to grant an Option or Stock Award to any Employee, Consultant or Director who owns more than five percent of the issued and outstanding Common Stock.”

2. In all other respects, the terms and provisions of the Plan are hereby ratified and declared to be in full force and effect.

Adopted by the Board on October 21, 2002

WYNN RESORTS, LIMITED

Proxy For Annual Meeting Of Stockholders

To Be Held On May 6, 2008

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Wynn Resorts, Limited, a Nevada corporation (the “Company”), hereby appoints Stephen A. Wynn, Kim Sinatra or Kevin Tourek any of them, as proxies for the undersigned, each with full power of substitution to attend the Annual Meeting of Stockholders of the Company to be held on May 6, 2008 at 11 a.m., local time, in the Spamalot Theater at Wynn Las Vegas Resort, 3131 Las Vegas Boulevard South, Las Vegas, Nevada, and at any adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Annual Meeting and otherwise to represent the undersigned at the Annual Meeting, with the same effect as if the undersigned were present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH ITEM

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE

WYNN RESORTS, LIMITED

PLEASE VOTE, DATE AND SIGN, AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE

1.	To elect the following three Class III directors to serve as such until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal:

Nominees:      Kazuo Okada

Robert J. Miller

Allan Zeman

☐  FOR ALL NOMINEES             ☐  WITHHOLD AS TO ALL NOMINEES

☐  FOR ALL NOMINEES(S) (Except as written below)

2.	To approve the material terms of the performance goals in the Wynn Resorts, Limited 2002 Stock Incentive Plan under Section 162(m) of the Internal Revenue Code;

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

3.	the Audit Committee’s appointment of Ernst & Young, LLP as the independent auditors for the Company and all of its subsidiaries;

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

4.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

☐  CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Sign, date and return the proxy card promptly using the enclosed envelope.

Signature	Signature if held jointly

Dated , 2008

Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer, signing for a corporation or other entity, please give full title under signature.